                                                                     EXHIBIT 2.1









                            ASSET PURCHASE AGREEMENT




                                   dated as of

                               September 20, 2001

                                  by and among

                              MCLANE COMPANY, INC.
                               A TEXAS CORPORATION

                                       and

                  CONVENIENCE STORE DISTRIBUTING COMPANY, LLC,
                      AN INDIANA LIMITED LIABILITY COMPANY,

                 CONVENIENCE STORE TRANSPORTATION COMPANY, LLC,
                      AN INDIANA LIMITED LIABILITY COMPANY,

                                       and

                               CSD PROPERTY, LLC,
                      AN INDIANA LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

1.1      Adverse Consequences...............................................1
1.2      Basis..............................................................2
1.3      Books and Records..................................................2
1.4      Business Day.......................................................2
1.5      Closing............................................................2
1.6      Closing Date.......................................................2
1.7      Code...............................................................2
1.8      Confidential Information...........................................2
1.9      Contaminated Site List.............................................2
1.10     Defensible Title...................................................2
1.11     Environmental Conditions...........................................3
1.12     Employment Laws....................................................3
1.13     Environmental Laws.................................................3
1.14     Environmental Liabilities..........................................3
1.15     Environmental Remediation Costs....................................4
1.16     ERISA..............................................................4
1.17     ERISA Affiliate....................................................4
1.18     Governmental Authority.............................................4
1.19     Governmental Requirement...........................................4
1.20     Hazardous Materials................................................4
1.21     Intellectual Property Rights.......................................4
1.22     IRS................................................................5
1.23     Knowledge..........................................................5
1.24     Liability..........................................................5
1.25     Material Adverse Change............................................5
1.26     Material Adverse Effect............................................5
1.27     Ordinary Course of Business........................................5
1.28     PBGC...............................................................5
1.29     Pension Plan.......................................................5
1.30     Permitted Exceptions...............................................6
1.31     Person.............................................................6
1.32     Real Property......................................................6
1.33     Release............................................................6
1.34     SEC................................................................6
1.35     Securities Act.....................................................6
1.36     Security Interest..................................................6
1.37     Subsidiary.........................................................7
1.38     Tax or Taxes.......................................................7
1.39     Tax Affiliate......................................................7
1.40     Tax Return.........................................................7

ARTICLE II
PURCHASE AND SALE

2.1      Purchase and Sale..................................................7
2.2      Assumption of Liabilities.........................................11
2.3      Purchase Price....................................................13
2.4      Instruments of Transfer, Further Assurances.......................13
2.5      Closing...........................................................14
2.6      Adjustments to Purchase Price.....................................15

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

3.1      Organization......................................................17
3.2      Authorization.....................................................17
3.3      No Violation......................................................18
3.4      Approvals.........................................................18
3.5      Financial Statements and Other Information........................18
3.6      No Undisclosed Liabilities........................................19
3.7      Events Subsequent to August 18, 2001..............................19
3.8      Taxes.............................................................20
3.9      Litigation........................................................21
3.10     Compliance with Laws..............................................21
3.11     Title to and Condition of Property................................21
3.12     Environmental Matters.............................................24
3.13     Inventories.......................................................26
3.14     Contracts.........................................................26
3.15     Employee and Labor Matters and Plans..............................28
3.16     Insurance Policies................................................29
3.17     Books and Records.................................................29
3.18     No Illegal or Improper Transactions...............................29
3.19     Brokerage Fees....................................................29
3.20     No Product Liabilities; Product Warranties........................29
3.21     Suppliers and Customers...........................................30
3.22     Intellectual Properties...........................................31
3.23     Licenses..........................................................32
3.24     Solvency..........................................................32

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASE

4.1      Organization......................................................33
4.2      Due Authorization.................................................33
4.3      Brokers...........................................................33
4.4      Non-Contravention.................................................33
4.5      Certain Proceedings...............................................33

ARTICLE V
PRE-CLOSING COVENANTS

5.1      General...........................................................34
5.2      Notices and Consents..............................................34
5.3      Operation of Business.............................................34
5.4      Preservation of Business..........................................34
5.5      Full Access.......................................................34
5.6      Notice of Developments............................................34
5.7      Customer Contacts.................................................35

ARTICLE VI
POST-CLOSING COVENANTS

6.1      General...........................................................35
6.2      Transition........................................................35
6.3      Confidentiality...................................................36
6.4      Purchase Price Allocation.........................................36
6.5      Limitation on Assignments.........................................36
6.6      Tax Matters.......................................................37
6.7      Warn Act..........................................................37

ARTICLE VII
CONDITIONS TO OBLIGATION TO CLOSE

7.1      Conditions to Obligation of Purchaser.............................37
7.2      Conditions to Obligation of Seller................................39

ARTICLE VIII
INDEMNITY

8.1      Survival of Representations and Warranties........................40
8.2      Indemnification Provisions for Benefit of Purchaser...............41
8.3      Indemnification Provisions for Benefit of Seller..................43
8.4      Matters Involving Third Parties...................................43
8.5      Other Indemnification Provisions..................................45

ARTICLE IX
[ARTICLE IX INTENTIONALLY OMITTED].........................................45

ARTICLE X
TERMINATION

10.1     Termination by Mutual Consent.....................................45
10.2     Termination by Either Seller or Purchaser.........................45
10.3     Other Termination Rights..........................................45
10.4     Effect on Obligations.............................................46

ARTICLE XI
NON-COMPETITION AGREEMENT

11.1     Non-Competition...................................................46
11.2     Judicial Reformation..............................................47
11.3     Covenants Independent.............................................47
11.4     Remedies..........................................................47

ARTICLE XII
ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES

12.1     Environmental Studies.............................................47
12.2     Remediation.......................................................48
12.3     No Waiver ........................................................49

ARTICLE XIII
OTHER TAX AND EMPLOYEE BENEFIT MATTERS

13.1     Other Tax Matters.................................................49
13.2     Employee Benefit Plans............................................49

ARTICLE XIV
MISCELLANEOUS

14.1     Incorporation of Annexes and Schedules............................50
14.2     Further Actions ..................................................50
14.3     Press Releases and Public Announcements...........................50
14.4     No Third Party Beneficiaries......................................50
14.5     Entire Agreement..................................................50
14.6     Succession and Assignment.........................................50
14.7     Counterparts......................................................51
14.8     Headings..........................................................51
14.9     Notices ..........................................................51
14.10    Governing Law.....................................................52
14.11    Amendments and Waivers............................................52
14.12    Severability......................................................52
14.13    Expenses..........................................................52
14.14    Construction......................................................52
14.15    Specific Performance .............................................53
14.16    Accounts..........................................................53
14.17    Bulk Sales Laws...................................................54
14.18    Environmental Disclosure Statement................................54

SCHEDULES

  2.1(b)(ii)      Prepaid Expenses
  2.1(b)(iii)(A)  Vehicles
  2.1(b)(iii)(B)  Equipment
  2.1(b)(iv)(A)   Scheduled Contracts
  2.1(b)(v)(A)    Licenses
  2.1(b)(v)(B)    Intangible Assets
  2.1(c)(xii)     Scheduled Assets
  2.1(d)          Scheduled Leases
  2.2(a)(v)       Liabilities
  2.3             2.3 Pre-Closing Net Book Value
  2.4(a)          Bill of Sale
  2.4(b)          Assignment and Assumption Agreement
  2.4(c)          Intellectual Property Assignment
  2.4(d)          Special Warranty Deed
  3.3             No Violation
  3.4             Approvals
  3.7             Events Subsequent to August 18, 2001
  3.8             Taxes
  3.9             Litigation
  3.11            Title to and Condition of Property
  3.12            Environmental Matters
  3.14            Contracts
  3.15            Employee and Labor Matters and Plans
  3.16            Insurance Policies
  3.20            No Product Liabilities; Product Warranties
  3.21            Suppliers and Customers
  3.22            Intellectual Properties
  5.3             Operation of Business
  6.5             Required Consents
  7.1(i)          Transition Services Agreement
  7.1(j)          Distribution Service Agreement - Marsh Supermarkets
  7.1(k)          Distribution Service Agreement - Village Pantry
  7.1(m)          Guaranty

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is dated as of September 20, 2001 (this "Agreement"), by and among McLane Company, Inc., a Texas corporation ("Purchaser"), Convenience Store Distributing Company, LLC, an Indiana limited liability company ("CSDC"), Convenience Store Transportation Company, LLC, an Indiana limited liability company ("CSTC"), and CSD Property, LLC, an Indiana limited liability company ("CSDP") (collectively, the "Seller"). Purchaser and Seller shall herein be individually referred to as "Party" and collectively as "Parties".

                                    RECITALS:

         WHEREAS, Seller operates a wholesale distribution business with respect to the sale of certain food and non-food products to convenience food stores (the "Business") in the states of Indiana, Ohio, Kentucky, Michigan, Illinois and the surrounding states (the "Territory"); and

         WHEREAS, Seller desires to sell to Purchaser Seller's assets and Purchaser desires to purchase such assets, upon the terms and conditions hereinafter set forth; and

         WHEREAS, in connection with the transactions contemplated hereby, Purchaser desires to protect the goodwill of the Business to be purchased pursuant hereto by requiring Seller, their shareholders, and those shareholders' affiliates to enter into the non-competition provisions hereof that are ancillary to this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties intending to be legally bound, agree as follows.

                                    ARTICLE I
                                   DEFINITIONS

         Defined terms not defined in this Article I shall have the meaning assigned to them in other Articles of this Agreement. The following terms shall have the following respective meanings for all purposes of this Agreement:

         1.1 ADVERSE CONSEQUENCES. "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, payments, demands, injunctions, judgments, orders, decrees, rulings, damages (other than punitive damages), dues, penalties, fines, costs, reasonable amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees of any nature including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, reasonable expenses and disbursements of counsel, consultants and other experts.

         1.2 BASIS. "Basis" shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

         1.3 BOOKS AND RECORDS. "Books and Records" shall mean originals or copies of all books and records of Seller that are entirely or in substantial part related to the Business or related to Seller, wherever located, including, without limitation, technical and procedural manuals, customer and supplier lists, financial records, maintenance records, consulting and marketing studies, market information, marketing and sales plans, accounting records, inventory records, sales and sales promotional data, advertising materials, cost and pricing information, product development information, title reports and policies, environmental and engineering studies, technical data, specifications, work standards and assembling and process information, designs, processes, operating manuals, operating data and plans, engineering drawings, working drawings, schematics, blueprints, flowsheets and models, waste disposal, records, correspondence, files, including without limitation, blueprints, specifications, plats, maps, surveys, building and machinery diagrams, maintenance and production records, environmental records and reports, sales and property Tax records and returns, sales records, Seller's customer lists, sales records and other customer data (including credit data) relating to the Business and all of Seller's supplier lists and other supplier data relating to the purchase of raw materials, Inventory, utilities and other supplies used in connection with the Business, but excluding any income Tax records and returns, and corporate minute book and stock records, LLC records, litigation records, and personnel and labor relations records (other than those required to be maintained by the U.S. Department of Transportation, or other driving records).

         1.4 BUSINESS DAY. "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

         1.5 CLOSING. "Closing" shall mean the purchase and sale provided in this Agreement.

         1.6 CLOSING DATE. "Closing Date" shall mean the date the Closing takes place.

         1.7 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.8 CONFIDENTIAL INFORMATION. "Confidential Information" shall mean any information concerning the Business or the affairs of Seller that is not already generally available to the public.

         1.9 CONTAMINATED SITE LIST. "Contaminated Site List" shall mean any list, registry or other compilation established by any Governmental Authority of sites that require or potentially require investigation, removal actions, remedial actions, monitoring or any other response under any Environmental Laws or treaty covering environmental matters, as the result of a Release or threatened Release of any Hazardous Materials.

         1.10 DEFENSIBLE TITLE. "Defensible Title" shall mean such title that is insurable, good, valid, indefeasible and marketable.

         1.11 ENVIRONMENTAL CONDITIONS. "Environmental Conditions" shall mean any pollution, contamination, degradation, damage or injury caused by, related to, arising from or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, Release or emission of any Hazardous Materials.

         1.12 EMPLOYMENT LAWS. "Employment Laws" means the Occupational Safety and Health Act, as amended, and all regulations related to the foregoing, and all other federal, state or local laws, statutes, ordinances, rules, regulations, codes and orders relating to employment and labor, including, without limitation, those relating to wages, hours, employment, or labor standards generally, pay equity, employment equity, workers' compensation, workplace safety and insurance, occupational health and safety, employer health tax, employment or unemployment insurance, and income tax withholdings applicable to persons employed in connection with the Business.

         1.13 ENVIRONMENTAL LAWS. "Environmental Laws" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any Governmental Authority relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation final and binding requirements related to the foregoing imposed by
(i) the terms and conditions of any license, permit, approval or other authorization by any Governmental Authority, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any Governmental Authority. The term "Environmental Laws" shall include, but not be limited to, the following statutes and the regulations promulgated thereunder, as currently in effect or as subsequently amended: the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Resource Conservation Recovery Act, 42 U.S.C. ss. 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136, et. seq., and any similar state, federal or local statute or ordinance.

         1.14 ENVIRONMENTAL LIABILITIES. "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses, including without limitation Environmental Remediation Costs), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements), or (b) pursuant to any claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such Governmental Authority or Person pursuant to common law or statute.

         1.15 ENVIRONMENTAL REMEDIATION COSTS. "Environmental Remediation Costs" shall mean all costs and expenses of actions or activities to (a) clean-up or remove Hazardous Materials from the environment, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials into the environment, (c) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, and (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering or other consultant services, for investigation, testing, sampling and monitoring, for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

         1.16 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.17 ERISA AFFILIATE. "ERISA Affiliate" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with Seller, is required to be aggregated with Seller under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with Seller is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

         1.18 GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc.

         1.19 GOVERNMENTAL REQUIREMENT. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

         1.20 HAZARDOUS MATERIALS. "Hazardous Materials" shall mean any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and spills or releases of petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

         1.21 INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" shall mean any (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, brand name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, label, trade dress, formula, recipe, mixing instruction, product specification, trade secret, know-how, computer software, computer program, invention, design, proprietary product, technology, proprietary right or other intellectual property right or intangible asset related to the Business owned by Seller; or (b) right to use or exploit any of the foregoing; provided, however, notwithstanding anything to the contrary, "Intellectual Property Rights" shall not include any rights relating or pertaining to the Cigarette Stamping Machine or to cigarette stamping technology developed or under development by Marsh Supermarkets, Inc. or any of its affiliates.

         1.22 IRS. "IRS" shall mean the Internal Revenue Service.

         1.23 KNOWLEDGE. "Knowledge" shall mean, with respect to a Person, actual knowledge after reasonable investigation, including the knowledge of such Person's directors and officers.

         1.24 LIABILITY. "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         1.25 MATERIAL ADVERSE CHANGE. "Material Adverse Change" shall mean an occurrence, event or development which has had or is reasonably likely to have a Material Adverse Effect; provided, however, with respect to Seller, "Material Adverse Change" shall mean a material adverse effect on the business, results of operations, financial condition or assets of CSDC, CSTC and CSDP, taken together as a whole.

         1.26 MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, results of operations, financial condition or assets of such Person and its affiliates taken as a whole; provided, however, with respect to Seller, "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations, financial condition or assets of CSDC, CSTC and CSDP, taken together as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         1.27 ORDINARY COURSE OF BUSINESS. "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         1.28 PBGC. "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

         1.29 PENSION PLAN. "Pension Plan" shall mean any ERISA Plan which is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code or Section 302 of ERISA.

         1.30 PERMITTED EXCEPTIONS. "Permitted Exceptions" shall mean easements, restrictions, rights-of-way, real estate taxes not due and payable and other title matters, the existence of which individually do not have a Material Adverse Effect on the operation of the Business on the Real Property.

         1.31 PERSON. "Person" shall mean an individual, partnership, corporation, joint venture, unincorporated organization, limited liability company, cooperative or a Governmental Authority or agency thereof.

         1.32 REAL PROPERTY. "Real Property" shall mean all those certain tracts, pieces or parcels of land owned or leased by Seller and used in connection with the Business, as more particularly described in Disclosure
Schedule 3.11 attached hereto and made a part hereof for all purposes (herein collectively referred to as the "Land"), together with the buildings, structures, fixtures, paving, curbing, trees, shrubs, plants, and other improvements of every kind and nature presently situated on, in, or under, or hereafter erected or installed or used in, on, or about or in connection with the ownership, use and operation of the Land (herein collectively referred to as the "Improvements"), and all rights and appurtenances pertaining thereto, including, but not limited to all right, title and interest, if any, of Seller in and to (a) any land in the bed of any street, road or avenue open or proposed in front of or adjoining the Land; (b) any rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Land, and any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road, or avenue; (c) any easement across, adjacent or appurtenant to the Land, existing or abandoned; (d) all sewage treatment capacity and water capacity and other utility capacity to serve the Land and Improvements; (e) all oil, gas, and other minerals in, on or under, and that may be produced from the Land; (f) all water in, under or that may be produced from the Land, and all wells, water rights, permits and historical water usage pertaining to or associated with the Land; (g) any land adjacent or contiguous to, or a part of the Land, whether those lands are owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside the description given herein, or whether or not they are held under fence by Seller; and (h) any reversionary rights attributable to the Land.

         1.33 RELEASE. "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         1.34 SEC. "SEC" shall mean the Securities and Exchange Commission.

         1.35 SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         1.36 SECURITY INTEREST. "Security Interest" shall mean any mortgage, deed of trust, pledge, lien, encumbrance, lease, conditional sale contract, claim, condition, right of first refusal, option, liability, obligation, agreement, privilege, liberty, easement, right-of-way, limitation, reservation, charge, equitable interest, other security interest or other encumbrance of any kind; provided, however, that "Security Interest" shall not include any Permitted Exceptions.

         1.37 SUBSIDIARY. "Subsidiary" shall mean, with respect to any entity, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity.

         1.38 TAX OR TAXES. "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, including such item for which Liability arises as a responsible person, transferee or successor-in-interest.

         1.39 TAX AFFILIATE. "Tax affiliate" shall mean any entity that is a member of a group of entities that includes Seller and that files Tax Returns on a consolidated, combined, unitary or similar basis, if Seller may be held liable for the Taxes of such entity or such group under applicable law.

         1.40 TAX RETURN. "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 PURCHASE AND SALE.

             (a) On and subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the assets described in Section 2.1(b) (all such assets being herein collectively referred to as the "Assets" and individually referred to as an "Asset").

             (b) The Assets shall consist of all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, owned by Seller at the close of business on the Closing Date, including, but not limited to, all assets of Seller on the Closing Date described in the following clauses (i) through (v):

                 (i) Inventories. Seller's inventories located either at the
             Real Property or elsewhere insofar as any of the foregoing relates to the Business, including, without limitation, finished goods, work-in-progress, raw materials, supply inventories, and other inventories (the "Inventories").

                 (ii) Prepaid Expenses. All right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses of the Business set out in Schedule 2.1(b)(ii).

                 (iii) Property, Plant and Equipment.

                       (A) Vehicles. All the trucks, trailers and other
                 certificated vehicles described on Schedule 2.1(b)(iii)(A) (the "Vehicles").

                       (B) Equipment. Seller's furniture, equipment, machinery,
                 apparatus, tools, dies, appliances, implements, spare parts, supplies and other similar tangible personal property of Seller (other than the Vehicles and the Inventories) (the "Equipment"). The Equipment includes, without limitation, all of the items listed on Schedule 2.1(b)(iii)(B).

                       (C) Real Property. All Real Property owned or leased by
                 Seller, subject to the Permitted Exceptions.

                       (D) Computers. All computer equipment and hardware owned
                 by Seller, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto owned by Seller, together with all Intellectual Property Rights owned by Seller and used in the operation of such computer equipment and hardware, including, without limitation, all software, Seller's rights under any licenses related to such use, at any time, of such computer equipment, hardware or software, and all leases pursuant to which Seller leases any computer equipment, hardware or software, in all cases insofar and only insofar as any of the foregoing assets are owned by Seller and directly relate to the Business.

                 (iv) Other Assets.

                       (A) Scheduled Contracts. All right, title and interest of
                 Seller in, to and under the contracts, agreements, arrangements and commitments, written or oral, relating to the Business or the Assets as described on Schedule 2.1(b)(iv)(A) (the "Scheduled Contracts") and all rights of Seller (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining to the Scheduled Contracts.

                       (B) Other Property. All other or additional privileges,
                 rights, interests, properties and assets owned by Seller of every kind and description and wherever located that are used or intended for use solely in connection with the Business as presently being conducted.

                 (v) Assets Not In Balance Sheet.

                       (A) Licenses. All right, title and interest of Seller in,
                 to and under all licenses and permits relating to the Business or all or any of the Assets, including, without limitation, Licenses as defined in Section 3.23 and those listed on
                 Schedule 2.1(b)(v)(A).

                       (B) Intangible Assets. All of Seller's covenants by
                 others not to compete and other Intellectual Property Rights owned by Seller, and the right to recover for infringement thereon, and all goodwill associated with the Business in connection with which the marks owned by Seller are used (the "Intangible Assets"). The Intangible Assets include, without limitation, all of the items listed on Schedule 2.1(b)(v)(B).

                       (C) Books and Records. Seller's Books and Records.

                       (D) Names. The following names:

                           (i) Convenience Store Distributing Company,

                           (ii) Convenience Store Transportation Company, and

                           (iii) CSD Property.

                       (E) Other Intangibles. All right, title and interest of
                 Seller in, to and under all rights, privileges, claims, causes of action, and options owned by Seller relating or pertaining to the Business or the foregoing Assets.

             (c) The Assets shall not include any of the following (collectively, the "Excluded Assets"):

                 (i) Accounts. All accounts receivable of Seller and all other rights of Seller to payment for goods sold or leased or for services rendered by Seller, including, without limitation, those which are not evidenced by instruments or chattel paper; together with the benefit of any security for such accounts (the "Accounts").

                 (ii) Consideration. The consideration delivered or to be
             delivered by Purchaser to Seller for the purchase of the Assets pursuant to this Agreement.

                 (iii) Computers. All computer equipment and hardware owned by
             Marsh Supermarkets, Inc. or any of its affiliates other than Seller, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, and any related software, together with all intellectual property rights owned by Marsh Supermarkets, Inc. or any of its affiliates other than Seller including, without limitation, all software, rights under any licenses related to such use, at any time, of such computer equipment, hardware or software, and all leases pursuant to which Marsh Supermarkets, Inc. or any of its affiliates other than Seller leases any computer equipment, hardware or software.

                 (iv) Cigarette Stamping Machine and Technology. Cigarette
             Stamping Machine and any cigarette stamping technology developed or being developed by Marsh Supermarkets, Inc. or any of its affiliates.

                 (v) Other Assets. Any asset owned by Marsh Supermarkets, Inc.
             or any of its affiliates other than Seller, including, but not limited to, the mobile generator owned by Marsh Supermarkets, Inc. and stored on Seller's property.

                 (vi) Specified Accounts. All accounts receivable of Seller relating or pertaining to Marsh Supermarkets, Inc. or its Subsidiaries or affiliates, and all rights of Seller to payments for goods sold or leased or services rendered by Seller to any of the foregoing; and all accounts receivable of Seller relating or pertaining to third parties which are former customers of Seller as of the Closing Date, or such accounts which have been outstanding for ninety (90) days or more as of the Closing Date, or such accounts which have been disputed in writing by the obligor thereunder.

                 (vii) Cash. All cash, cash equivalents and short-term
             investments.

                 (viii) Minute Books and Other Records. All minute books, stock or limited liability company records and corporate seals, any Tax books, records and returns, litigation records, claims, general ledger system, insurance claims, and personnel and labor relations records (other than those required to be maintained by the U.S. Department of Transportation, or other driving records).

                 (ix) Records. All personnel records and other records that
             Seller is required by law to retain in its possession.

                 (x) Refunds. All claims for refund of Taxes and other
             governmental charges of whatever nature (other than Taxes associated with returned products for which Purchaser is liable).

                 (xi) ERISA Plans. All ERISA Plan rights or assets.

                 (xii) Agreements. All rights of Seller under this Agreement, the Bill of Sale, the Assumption Agreement, and the Intellectual Property Assignment.

                 (xiii) Scheduled Assets. The property and assets expressly listed on Schedule 2.1(c)(xii).

                 (xiv) Cigarette Excise Tax Indicia. All cigarette excise tax indicia not transferable to Purchaser in accordance with the applicable Governmental Requirement.

             (d) Seller shall assign to Purchaser, and Purchaser shall assume, perform and discharge all of the liabilities, duties and obligations of Seller that arise after the Closing Date under all leases identified on
         Schedule 2.1(d), (the "Scheduled Leases") to the extent such leases are assignable to Purchaser.

         2.2 ASSUMPTION OF LIABILITIES.

             (a) On the Closing Date Purchaser shall assume and agree to discharge the following Liabilities (the "Assumed Liabilities"):

                 (i) all accounts payable and accrued expenses arising in the
             Ordinary Course of Business;

                 (ii) accrued sick and vacation pay incurred by Seller prior to the Closing Date;

                 (iii) any Liability under the Scheduled Contracts or agreements included in the Assets (including any such agreement entered into by Seller after the date of this Agreement and through the Closing
             Date), but only to the extent such obligations do not arise from or relate to any breach of any provision of any such Scheduled Contracts or agreements by Seller;

                 (iv) any Liability under Scheduled Leases (including any such agreement entered into by Seller after the date of this Agreement and through the Closing Date), but only to the extent such obligations do not arise from or relate to any breach of any provision of any such Scheduled Leases by Seller;

                 (v) liabilities listed on Schedule 2.2(a)(v), including capital lease obligations, but only to the extent such obligations do not arise from or relate to any breach of any provision of such contract by Seller;

                 (vi) all liabilities to Seller's customers under written (or implied) warranties arising on or after the Closing Date;

                 (vii) product returns:

                       (a) all liabilities of Seller to Seller's customers for
                 customer returns with respect to products which can be returned to the manufacturer by Purchaser, to the extent of credit allowed by the manufacturer;

                       (b) beginning with the period twenty-one (21) days after
                 Closing, all liabilities of Seller to Seller's customers for customer returns and guaranteed sale obligations arising in the Ordinary Course of Business; and

                 (viii) all scheduled or accrued 2000 and 2001 ad valorem or similar Taxes under any property or lease included in the Assets.

             (b) Except as otherwise provided in Section 2.2(a), Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, including, without limitation, liabilities or obligations based on, arising out of or in connection with:

                 (i) any claims by any director, officer or employee of Seller relating to the transactions contemplated hereby, this Agreement or its performance or consummation, or any claims by any of them relating to or arising out of (A) their employment (including, without limitation, any modification or termination thereof) by Seller, (B) any employment contract with Seller or (C) any pension or other benefit liabilities of Seller;

                 (ii) any claims or conditions arising under or relating to
             Environmental Laws or other legal requirements attributable or relating to the Assets (including, without limitation, the operation thereof) or the Business prior to the Closing, except as set forth in Section 12.2;

                 (iii) any unlicensed or other unauthorized use by Seller of any patented or unpatented invention, trade secret, copyright, trademark or other Intellectual Property Right;

                 (iv) any intercompany royalty payable to Marsh Supermarkets,
             Inc. or its Subsidiaries or affiliates;

                 (v) any liability or obligation of Seller under any note or bond secured by the Assets;

                 (vi) any statutory liens accrued or existing on the Closing
             Date against the Assets other than Permitted Liens;

                 (vii) any known liability or obligation of Seller arising out of or in any way relating to or resulting from any product manufactured, distributed or sold or any repair or other services performed, on or at any time prior to the Closing Date (including any liability or obligation of Seller for claims made for injury to person, damage to property or other damage, whether made in product liability, tort, breach of warranty or otherwise), except as set forth in Section 2.2(a); or

                 (viii) all Employee Benefit Plan liabilities (including but not limited to COBRA liabilities) of Seller (except for accrued sick and vacation pay incurred by Seller prior to the Closing Date).

         2.3 PURCHASE PRICE. The purchase price to be paid by Purchaser to Seller for the Assets shall be Sixteen Million Eight Hundred Fifty-Nine Thousand Dollars ($16,206,000.00) (the "Purchase Price") representing the net book value of the Assets as set forth on Schedule 2.3, subject to adjustment as set forth in Sections 2.6 below.

             (a) If the sum of the Purchase Price plus the Adjustment Amount, minus the Estimated Purchase Price is a positive number, Purchaser shall pay such amount to Seller within 10 days.

             (b) If the sum of the Purchase Price plus the Adjustment Amount, minus the Estimated Purchase Price is a negative number, Seller shall pay to Purchaser such amount within 10 days.

             (c) "Adjustment Amount" (which can be a positive or negative number) means the Closing Date Net Book Value, determined pursuant to
         Section 2.6, minus Pre-Closing Net Book Value as set forth on the attached Schedule 2.3.

         2.4 INSTRUMENTS OF TRANSFER; FURTHER ASSURANCES. In order to consummate the transactions contemplated herein, at the Closing Seller and Purchaser shall deliver to each other:

             (a) a Bill of Sale substantially in the form attached as Schedule 2.4(a) to this Agreement ("Bill of Sale"), covering all of the Assets that constitute Personal Property;

             (b) an Assignment and Assumption Agreement covering all of the Assumed Liabilities of Purchaser substantially in the form attached as
         Schedule 2.4(b) to this Agreement ("Assumption Agreement");

             (c) an Assignment and Transfer of Intellectual Property to Purchaser substantially in the form attached as Schedule 2.4(c) to this Agreement (an "Intellectual Property Assignment") covering all Assets constituting Intellectual Property Rights.

             (d) a Special Warranty Deed Purchaser substantially in the form attached as Schedule 2.4(d) to this Agreement ("Deed") necessary to convey the Real Property to Purchaser.

At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser (a) such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser title to the Assets and to comply with the purposes and intent of this Agreement and (b) such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by Seller and assumption by Purchaser of the Scheduled Contracts, the Scheduled Leases and other assumed liabilities. At the Closing, and at all times thereafter as may be necessary, Purchaser shall execute and deliver to Seller such other instruments as shall be reasonably necessary or appropriate to evidence the assumption by Purchaser of all Assumed Liabilities.

         2.5 CLOSING.

             (a) Subject to the provisions of Article VII hereof, the Closing of the transactions contemplated hereunder shall take place at 11:00 a.m., local time, at the offices of CSDC, on the first Monday or Tuesday no later than the sixth Business Day after satisfaction of the latest to occur of the conditions set forth in Article VII hereof (other than any conditions which are waived in accordance with said Article) or such other time, place or date as Seller and Purchaser may mutually agree.

             (b) At the Closing:

                 (i) Seller shall deliver to Purchaser the Bill of Sale, the
             Intellectual Property Assignment, the Special Warranty Deed, and title documents relating to all owned Vehicles together with appropriate transfer documentation; and

                 (ii) Seller shall deliver to Purchaser those other documents required to be delivered to Purchaser pursuant to the terms of this Agreement, including, without limitation, the documents contemplated in Section 7.1.

             (c) At Closing:

                 (i) Purchaser shall pay to Seller by wire transfer of
             immediately available funds the Estimated Purchase Price or other such amount as the Parties may mutually agree;

                 (ii) Purchaser shall deliver to Seller the Assignment and
             Assumption Agreement; and

                 (iii) Purchaser shall deliver or cause to be delivered to
             Seller those documents required to be delivered to Seller pursuant to the terms of this Agreement, including, without limitation, the documents contemplated in Section 7.2.

             (d) At the Closing, each of the Parties shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, to the other Parties such other certificates and documents required to be delivered by such Party hereunder.

             (e) "Estimated Purchase Price", means the Pre-Closing Net Book Value, as adjusted pursuant to this Section 2.5(e). For purposes of determining the Estimated Purchase Price only, Seller shall reasonably adjust the Pre-Closing Net Book Value to reflect the estimated true-up of Inventory as of the Closing Date pursuant to the written advice furnished to Seller pursuant to Section 2.5(f).

             (f) For purposes of determining the Estimated Purchase Price, the Parties have mutually agreed upon Arthur Andersen ("Arthur Andersen") to act as a third party in determining the book value of the Inventory, in accordance with generally accepted accounting principles consistent with Seller's past practice (except as set forth in this Agreement). All costs incurred with respect to Arthur Andersen pursuant to this
         Section 2.5 shall be borne equally by Seller and Purchaser. The book value of the Inventory, shall be determined by Arthur Andersen:

                 (i) observing a physical count of the Inventory conducted by
             Seller on the Friday before the Closing Date,

                 (ii) including only those items which are on hand, in
             appropriate quantities, usable and saleable in the Ordinary Course of Business as of the Closing Date,

                 (iii) excluding cigarette excise tax indicia, the transfer of which is statutorily prohibited, and

                  (iv) using Seller's cost of such items on a first-in, first-out basis less an allowance for active manufacturers' deals and allowances which are based on inventory purchases (as opposed to sales) and cash discounts (exclusive of all manufacturer individual programs such as the Philip Morris Masters Program); provided, however, such allowance shall be limited to (A) zero if such allowance before reduction is less than $250,000 or (B) the allowance before reduction less $250,000.

The physical inventory shall be conducted by Seller (who may be accompanied by representatives of Arthur Andersen and Purchaser) and shall be conducted in a manner consistent with Seller's practice in prior periods, including such periods' methods of counting, except as otherwise provided in this Agreement. In determining whether inventory is on hand, in appropriate quantities, usable and saleable in the Ordinary Course of Business as of the Closing Date, the following items shall not be included: (i) perishable food which is not fresh; and (ii) items which cannot be sold in the Ordinary Course of Business by Seller prior to their stated expiration date, consistent with Seller's past practice.

         2.6 ADJUSTMENTS TO PURCHASE PRICE.

             (a) As soon as practicable and in any event no later than forty five (45) days after the Closing Date, Seller shall deliver to Purchaser its determination of the net book value of Seller as of the Closing Date, prepared in accordance with generally accepted accounting principles consistent with Seller's past practice (except as set forth in this Agreement)(the "Closing Date Net Book Value"). Seller shall provide Purchaser with reasonable access to its work papers in connection with such calculation and shall make itself available at reasonable times upon request of Purchaser to discuss with Purchaser such calculation.

             (b) Within thirty (30) days after receipt of the Closing Date Net Book Value, Purchaser shall inform Seller in writing that either the Closing Date Net Book Value is acceptable or object to the Closing Date Net Book Value in writing setting forth a specific description of Purchaser's objections (it being agreed that the failure of Purchaser to deliver such written notice to Seller within such thirty (30) day period shall be deemed acceptance by Purchaser). If Purchaser objects as provided above and if Seller does not agree with Purchaser's objections, if any (it being agreed that the failure of Seller to deliver written notice to the Purchaser of Seller's disagreement with Purchaser's objections within thirty (30) days of Seller's receipt of Purchaser's objections shall be deemed acceptance by Seller), or such objections are not resolved on a mutually agreeable basis within thirty
         (30) days after Seller's receipt of Purchaser's objections, any such disagreement shall be promptly submitted to Arthur Andersen. Arthur Andersen shall resolve within thirty (30) days after said firm's engagement by the parties the differences regarding the Closing Date Net Book Value in accordance with generally accepted accounting principles consistently applied (except as set forth in Section 2.6(d) below) and this Agreement. Arthur Andersen's determination of the Closing Date Net Book Value shall be deemed to be final.

             (c) The fees, expenses and costs of Arthur Andersen pursuant to this Section 2.6 shall be borne by the party (Purchaser or Seller) whose estimation of the Closing Date Net Book Value, taking into account any changes made prior to submission to Arthur Andersen, is farthest from the amount of the Closing Date Net Book Value as finally determined by Arthur Andersen. Seller and Purchaser shall each bear the fees, costs and expenses of its own accountants.

             (d) The book value of the Inventory, shall be determined by:

                 (i) taking a physical count of the Inventory on the Friday before the Closing Date,

                 (ii) including only those items which are on hand, in
             appropriate quantities, usable and saleable in the Ordinary Course of Business as of the Closing Date,

                 (iii) excluding cigarette excise tax indicia, the transfer of which is statutorily prohibited, and

                 (iv) using Seller's cost of such items on a first-in, first-out basis less an allowance for active manufacturers' deals and allowances which are based on inventory purchases (as opposed to sales) and cash discounts (exclusive of all manufacturer individual programs such as the Philip Morris Masters Program); provided, however, such allowance shall be limited to (A) zero if such allowance before reduction is less than $250,000 or (B) the allowance before reduction less $250,000.

The physical inventory shall be conducted by Seller (who may be accompanied by a representative of Purchaser, in its sole discretion) and shall be conducted in a manner consistent with Seller's practice in prior periods, including such periods' methods of counting, except as otherwise provided in this Agreement. Each Party shall be responsible for their own individual costs incurred to conduct the physical inventory. In determining whether inventory is on hand, in appropriate quantities, usable and saleable in the Ordinary Course of Business as of the Closing Date, the following items shall not be included: (i) perishable food which is not fresh; and (ii) items which cannot be sold in the Ordinary Course of Business by Seller prior to their stated expiration date, consistent with Seller's past practice.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

       Seller hereby jointly and severally represents and warrants to Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III). The representations and warranties of Seller under this Agreement shall extend to and include each of the entities defined as Seller.

         3.1 ORGANIZATION. Seller is duly organized, validly existing and in good standing under the laws of the State of Indiana and has all necessary power and authority to conduct its business as it is now being conducted, and to own, operate and lease the properties and assets it currently owns, operates or holds under lease and to perform its obligations under all of its contracts. Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. Neither Seller nor any of their respective members has ever approved, commenced any proceedings or made any election contemplating, the dissolution or liquidation of Seller, or the winding up or cessation of Seller's business or affairs.

         3.2 AUTHORIZATION. Seller has all requisite power and authority to execute and deliver this Agreement and each of the other agreements contemplated by this Agreement (the "Seller Closing Documents"), and to perform its obligations under this Agreement and the Seller Closing Documents. The execution and delivery of this Agreement and the Seller Closing Documents and the consummation of the transactions contemplated by this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all necessary action and by law on the part of Seller. This Agreement and each of the other agreements contemplated by this Agreement have been (or, with respect to Agreements to be delivered at Closing, will be) duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         3.3 NO VIOLATION. Except as set forth in Disclosure Schedule 3.3, the execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Seller's organizational documents or any resolution adopted by Seller's or Seller's stockholders or Boards of Directors or members; (b) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Seller is a party or to which it or any of its property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Seller is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Security Interest upon any of the Assets.

         3.4 APPROVALS. Except as set forth in Disclosure Schedule 3.4, the execution and delivery of this Agreement or any of the other agreements contemplated hereto, and the consummation of the transactions contemplated hereby and thereby by Seller shall not require the consent, approval, order or authorization of any Governmental Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument or contract to which Seller is a party or to which any of its or their properties are subject, and no declaration, filing or registration with any Governmental Authority or is required by Seller in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance by Seller and its affiliates, or respective obligations hereunder.

         3.5 FINANCIAL STATEMENTS AND OTHER INFORMATION.

             (a) Seller has delivered to Purchaser (i) true, correct and complete copies of the unaudited balance sheet of Seller as of March 31, 2001, and the unaudited related statements of operations for such year (the "Annual Financial Statements") and (ii) true, correct and complete copies of the unaudited balance sheet of Seller as of August 18, 2001, and the related unaudited statements of operations for the period ended August 18, 2001 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements are herein collectively referred to as the "Financial Statements".

             (b) The Financial Statements have been prepared in accordance with the books and records of Seller and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except for the absence of footnotes, and other presentation items and except for year-end adjustments in the Interim Financial Statements and the balance sheets included therein present fairly as of their respective dates the financial condition of Seller. The statements of operations included in the Financial Statements present fairly the results of operations of Seller for the periods indicated. The statements of operations included in the Financial Statements do not contain any items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

             (c) The books, records and accounts of Seller maintained with respect to its business accurately and fairly reflect, in reasonable detail, the transactions and their assets and liabilities with respect to their business. Seller has not engaged in any transaction with respect to its business, maintained any bank account for its business or used any of its funds in the conduct of its business except for transactions, bank accounts and funds which have been and are reflected in its normally maintained books and records.

             (d) Since August 18, 2001, there has been (i) no Material Adverse Change in Seller, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and (ii) to the Knowledge of Seller, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

         3.6 NO UNDISCLOSED LIABILITIES. Except as set forth in the Financial Statements, the Liabilities on the latest balance sheet consist solely of accrued obligations and Liabilities incurred by Seller in the Ordinary Course of Business or related to the Business to Persons which are not affiliates of Seller. To the Knowledge of Seller, there are no Liabilities of Seller or related to the Business of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a Liability, other than (i) Liabilities disclosed in the Financial Statements or (ii) Liabilities which have arisen after August 18, 2001 in the Ordinary Course of Business and consistent with past practice (none of which is a Liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit). Seller is not aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against Seller or related to the Business thereunder.

         3.7 EVENTS SUBSEQUENT TO AUGUST 18, 2001. Since August 18, 2001, other than as set forth on Disclosure Schedule 3.7, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

             (a) Change in Seller's authorized or issued limited liability company interests, grant of any stock option or right to purchase limited liability company interests of Seller or issuance of any security convertible into such limited liability company interests;

             (b) Payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any member, director, officer or employee or entry into any employment, severance, deferred compensation, collective bargaining or similar contract with any director, officer or employee;

             (c) Adoption of, amendment to or increase in the payments to or benefits under any ERISA Plan of Seller;

             (d) Damage to or destruction or loss of any Asset not covered by insurance;

             (e) Termination of or receipt of written notice of termination of any contract or transaction involving a total remaining commitment by Seller of at least $25,000;

             (f) Sale (other than sales of Inventories in the Ordinary Course of Business), lease or disposition of any Asset or property of Seller (including the Intellectual Property Assets) or creation of any Security Interest on any Asset, except where such sale would not reasonably be expected to have a Material Adverse Effect on Seller;

             (g) Delay or postponement of the payment of accounts, payable and other Liabilities outside the Ordinary Course of Business; or

             (h) Action, suit, litigation, contest, arbitration or other proceeding commenced by or against Seller or settled by Seller expected to have a Material Adverse Effect on Seller.

         3.8 TAXES.

             (a) All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where Seller, any of its Subsidiaries and any Tax affiliate do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no liens for Taxes on any of the Assets of Seller.

             (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

             (c) Each of the entities referred to as "Seller" is treated as a partnership for federal income tax purposes.

             (d) There is no dispute or claim concerning any Tax Liability of Seller. Disclosure Schedule 3.8 lists all federal, state, local and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after April 1, 2000.

         3.9 LITIGATION. Except as set forth on Disclosure Schedule 3.9, there is no claim, action, prosecution, inquiry, suit, investigation, arbitration or proceeding pending or, threatened against or affecting Seller or any of its respective properties or rights, the Business or the Assets (including without limitation no charge of patent and/or trademark infringement), or which questions or challenges the validity of this Agreement or any document contemplated herein or any action to be taken by Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, by or before any Governmental Authority, or any Basis in fact therefor known to Seller, against or involving Seller or any of its officers, directors or employees (in their capacity as such), Assets, Business or products, whether at law or in equity. None of the actions, suits, proceedings, hearings and investigations set forth on Disclosure Schedule 3.9 could reasonably be expected to result in any Material Adverse Change in Seller. Seller, the Business and the Assets are not subject to any outstanding injunction, judgment, order, decree, ruling or charge which could reasonably be expected to have a Material Adverse Effect.

         3.10 COMPLIANCE WITH LAWS. Seller is and at all times has been in compliance in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Authority relating to or affecting the operation, conduct or ownership of their respective property or business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to Seller's Knowledge, threatened against any of them alleging any failure so to comply. Neither Seller nor, to the Knowledge of Seller, any of Seller's directors, officers, consultants or employees (in their capacity as such), is in default in any material respect with respect to any order, writ, injunction or decree known to or served upon Seller of any Governmental Entity. There is no existing law, rule, regulation or order, whether Federal, state, local or foreign, which would prohibit or materially restrict Seller from, or otherwise Materially Adversely Effect Seller in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

         3.11 TITLE TO AND CONDITION OF PROPERTY.

             (a) Disclosure Schedule 3.11 identifies all of the rights and interests in Real Property and leasehold estates owned or used by Seller and relating to the Business and the nature and amount of its respective interest therein. Seller has or at Closing will have, Defensible Title to all Real Property. Seller, has, or at Closing shall have, valid, subsisting and enforceable leases to all leasehold estates held by Seller (individually, a "Leased Property" and collectively the "Leased Properties"). The Real Property and Leased Property are sometimes collectively referred to herein as "Seller Property."

             (b) With respect to each parcel of Real Property:

                           (i) there are no pending or, to Seller's Knowledge,
                  threatened condemnation proceedings, lawsuits or administrative actions relating to the property or other matters affecting adversely the current use, occupancy or value thereof;

                           (ii) the legal description for the parcel contained
                  in Disclosure Schedule 3.11 is the same as that contained in the deed by which Seller or its affiliates (as applicable) acquired such parcel and describes such parcel fully and adequately, to Seller's Knowledge, the Improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are to Seller's Knowledge, subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and, to Seller's Knowledge, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof and fully transferable to Purchaser at Closing have not been obtained;

                           (iii) to Seller's Knowledge, all Improvements and
                  other facilities on the parcel have received all approvals of Governmental Entities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with all applicable Governmental Requirements;

                           (iv) Seller has not granted any leases, subleases,
                  licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Real Property;

                           (v) Seller has not granted any outstanding options or
                  rights of first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein;

                           (vi) to Seller's Knowledge, there are no parties
                  (other than Seller) in possession of the parcel of Real Property, other than tenants under any leases disclosed in the Disclosure Schedule which are in possession of space to which they are entitled under such leases;

                           (vii) all facilities located on the parcel of Real
                  Property are supplied with utilities and other services necessary for the operation of such facilities, including, without limitation, gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are, to Seller's Knowledge, adequate in accordance with all applicable laws, ordinances, rules and regulations and enter the parcel of Real Property directly via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of Real Property; and

                           (viii) each parcel of Real Property abuts on and has
                  direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of Real Property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

             (c) With respect to each parcel of Leased Property:

                           (i) Seller as lessee has the right under valid leases
                  to occupy, use, possess and control all property leased by Seller or relating to the Business or any of the other Assets as now occupied, used, possessed and controlled by Seller or its affiliates.

                           (ii) Seller has not assigned, transferred, conveyed,
                  mortgaged, deeded in trust or encumbered any interest in the leasehold;

                           (iii) to Seller's Knowledge, all leased facilities
                  have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with all applicable Governmental Requirements; and

                           (iv) all leased facilities are supplied with
                  utilities and other services necessary for the operation of said facilities.

             (d) Each lease or agreement under which Seller is a lessee or lessor of any property, real or personal, is a valid and binding agreement of Seller and, to the Knowledge of Seller, the other party thereto, without any default by Seller thereunder and, to the Knowledge of Seller, without any default thereunder by any other party thereto (with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties by Seller). No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Seller under any such lease or agreement or, to the Knowledge of Seller, by any other party thereto. Seller's possession of such property has not been disturbed and no claim has been asserted in writing against Seller adverse to its rights in such leasehold interests. None of the real property related to the Business leased by Seller is subject to any leases or rights of occupancy by any third party. There are no options, rights of first refusal, rights of first offer or other similar rights in favor of any Person with respect to the real property used in connection with the Business.

             (e) All Tangible Assets (as herein defined) are, to the Knowledge of Seller, in good operating condition and repair, normal wear and tear excepted, free (in the case of buildings or structures) of any structural or engineering defects, are subject to continued repair and replacement in accordance with past practice and all applicable laws and regulations, are usable in the Ordinary Course of Business as conducted on the date hereof, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use and operation. To Seller's Knowledge, none of the Tangible Assets that are being used in, or could reasonably be expected to be used in, the Business are in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost.

             (f) Except for Improvements, Vehicles and Equipment (collectively, the "Tangible Assets") not of a material amount, Disclosure Schedules 2.1(b)(iii)(A) and 2.1(b)(iii)(B) set forth all Improvements, Vehicles and Equipment, respectively. For purposes of this subsection only, "not of a material amount" shall mean Tangible Assets that individually or in the aggregate do not exceed $25,000.00. Seller owns and has good, valid and marketable title to, all Tangible Assets purported to be owned by it or used in the Business, including all assets reflected on the Financial Statements and all assets acquired since August 18, 2001, and all other assets reflected in Seller's books and records as being owned by Seller. Seller holds or has the right to use in the Business all of the assets and properties (including all licenses and agreements) currently being used or which are reasonably necessary to permit the operation of the Business in the manner currently conducted and in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof. Seller and the Purchaser acknowledge and agree that it is their intent that the Purchaser have possession of all real estate used in, usable with or related to the operation of the Business that is owned or leased by Seller.

         3.12 ENVIRONMENTAL MATTERS.

             (a) With respect to permits and licenses, (i) all licenses, permits, consents or other approvals required under Environmental Laws that are necessary to the operations of the Business have been obtained and are in full force and effect and Seller is not aware of any Basis for revocation or suspension of any such licenses, permits, consents or other approvals; (ii) to the Knowledge of Seller, no Environmental Laws impose any obligation upon Purchaser, as a result of any transaction contemplated hereby, requiring prior notification to any Governmental Authority of the transfer of any permit, license, consent or other approval which is necessary to the operations of the Business; (iii) all of the facilities and operations of the Business were constructed, and have been operated, in all material respects in accordance with the representations and conditions made or set forth in the permit applications and the permits for the Business; and (iv) the Business has at all times been operated in full compliance in all material respects with such permits, licenses, consents or approvals, and within the production levels or emission levels specified in such permits, licenses, consents or approvals.

             (b) Seller has at all times operated the Business and Assets in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority.

             (c) There are not any existing, pending or, to the Knowledge of Seller, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against Seller in connection with the operation of the Business or Assets which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations by Seller of any Environmental Law, (iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials by Seller or (iv) response, removal or remedial costs under the Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law.

             (d) No portion of the Real Property or any other real property previously owned or leased by Seller or used in the Business is listed on any Contaminated Site List.

             (e) There has been no Release of any Hazardous Materials on or underlying any Real Property or any other real property previously owned or leased by Seller or used or previously used in connection with the Business.

             (f) No asbestos-containing materials or polychlorinated biphenyls are present on or underlying any of the Real Property or any other real property previously owned or leased by Seller or used or previously used in connection with the Business.

             (g) Except as set out in Disclosure Schedule 3.12, there are no underground storage tanks for Hazardous Materials, active or abandoned, at any of the Real Property or any other real property previously owned or leased by Seller or used or previously used in the Business.

             (h) Seller has provided to Purchaser all engineering, geologic, environmental and other documents or maps in the possession of Seller relating to (i) any Environmental Conditions existing on the Real Property, or (ii) any violations by Seller of any Environmental Laws, or Seller or its affiliates' violation of any Environmental Laws with respect to the Real Property.

             (i) All Hazardous Materials, if any, generated by the Business have been transported, stored, treated and disposed of by transporters or carriers, or at treatment, storage and disposal facilities, authorized or maintaining valid permits under all applicable Environmental Laws.

             (j) Seller is not aware of any Environmental Remediation Costs which are required or have been planned relating to the operation of the Business for which Seller reasonably anticipates payment or accrual.

         3.13 INVENTORIES. Seller has good and marketable title to all of the Inventories. Upon Seller's execution and delivery of the Bill of Sale, Purchaser shall own good and marketable title to the Inventory, free and clear of all Security Interests.

         3.14 CONTRACTS.

             (a) Disclosure Schedule 3.14 sets forth a true, complete and accurate list of each contract, agreement, arrangement or commitment, written or oral included in the Assets (a "Contract") to which Seller is a party relating to the Business or the Assets, or by or to which the Business or Assets may be subject, of a type described below and Seller has made available to Purchaser for its review true and complete copies of each:

                 (i) employee agreement;

                 (ii) employee collective bargaining agreement or other contract with any labor union;

                 (iii) covenant of Seller not to compete or other covenant of
             Seller restricting the development, manufacture, marketing or distribution of the products and services of Seller or relating to the Business;

                 (iv) contract with (A) Seller or (B) any current or former officer, director or employee of Seller (other than employee agreements);

                 (v) lease, sublease or similar agreement with any Person under which Seller is a lessor or sublessor of, or makes available for use to any Person any Seller Property;

                 (vi) lease, sublease or similar agreement with any Person under which (A) Seller is lessee of, or holds or uses, any machine, equipment, vehicle or other tangible personal property owned by any Person and used in the Business, except for short-term rentals of equipment in the Ordinary Course of Business not exceeding a material amount individually or in the aggregate, and an indication whether any such Scheduled Contract constitutes a capital lease, or
             (B) Seller is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by Seller and used in the Business, in any such case which has a material future liability or receivable (for purposes of this subsection only, "material" shall mean in excess of $10,000.00);

                 (vii) continuing Contract for the future purchase of materials or products which has a material aggregate future liability to any Person (for purposes of this subsection only, "material" shall mean in excess of $10,000.00);

                 (viii) continuing Contract for the future purchase of supplies or equipment, management, service, consulting or other similar type of Contract or advertising agreement or arrangement, in any such case which has a material aggregate future liability to any Person (for purposes of this subsection only, "material" shall mean in excess of $10,000.00);

                 (ix) license option or other agreement relating in whole or in part to Intellectual Property Rights (including any license or other agreement under which Seller or its affiliates is licensee or licensor of any such Intellectual Property Rights and relates to the Business or the Assets) or to trade secrets, confidential information or proprietary rights and processes of Seller, the Business or any other Person or entity;

                 (x) Mortgage, pledge, security agreement, deed of trust or other instrument granting a Security Interest upon any Seller Property, which Security Interest is described in reasonable detail on Disclosure Schedule 3.14;

                 (xi) Agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of Seller or any predecessor Person;

                 (xii) Contract or other arrangement that involves performances of services or delivery of goods or materials by Seller or its affiliates of a material amount or value other than any Contract or other arrangement entered into in the Ordinary Course of Business consistent (in amount and kind) with past practice (for purposes of this subsection only, "material" shall mean in excess of $10,000.00);

                 (xii) Contract or other arrangement of Seller including,
             without limitation, any partnership or joint venture agreement, any stock or asset acquisition agreement, any joint venture agreement and any strategic marketing or alliance agreement;

                 (xiv) Contract or other arrangement relating to the sale or purchase by any Seller of any properties, assets or business operations, other than the sale of inventory in the Ordinary Course of Business, or for the grant of any option relating to any of the foregoing;

                 (xv) Other agreement, contract, lease, license, commitment or instrument to which Seller is a party or by or to which it or any of the Assets or Business is bound or subject which has a material aggregate future liability to any

             Person (for purposes of this subsection only, "material" shall mean in excess of $10,000.00).

             (b) With respect to each Scheduled Contract: (i) the agreement is legal, valid, binding, enforceable by the Seller as applicable, and in full force and effect; (ii) the agreement shall continue to be legal, valid, binding, enforceable by the Purchaser and in full force and effect following the consummation of the transactions contemplated hereby; (iii) neither Seller nor, to the Knowledge of Seller, any other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement. There are no Liabilities of Seller or, to the best Knowledge of Seller, any other party to any of the Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by Seller which would permit the acceleration of any obligation of any party thereto or the creation of a Security Interest upon any Assets. There are no negotiations pending or in progress to revise any material terms of such Contracts.

         3.15 EMPLOYEE AND LABOR MATTERS AND PLANS.

             (a) Disclosure Schedule 3.15(a) sets forth the names and title of all members of the board of managers and officers of Seller and all employees of Seller earning in excess of $100,000 per annum, and the annual rate of compensation (including bonuses) being paid by Seller to each such member of the board of managers, officer and employee of Seller as of the most recent practicable date.

             (b) Disclosure Schedule 3.15(b) hereto lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan of Seller, copies of which have heretofore been made available to Purchaser. Seller does not have any commitment: (i) to create any additional agreement, plan, arrangement or practice; or (ii) to modify or change any such agreement, plan, arrangement or practice.

             (c) Except as set forth in Disclosure Schedule 3.15(c), each of the plans or arrangements listed in Disclosure Schedule 3.15(b) complies and has complied, in form and operation, in all respects with the applicable requirements of ERISA, the Code and other applicable laws.

             (d) Seller does not sponsor, participate in or contribute to, and has not sponsored, participated in, or contributed to a Pension Plan. No Pension Plan of an ERISA Affiliate has been completely terminated; neither Seller nor any ERISA Affiliate has incurred or presently owes any liability to the PBGC or otherwise under Title IV of ERISA (including PBGC premiums past due or excise taxes under Section 4971 of the Code), or in connection with an "accumulated funding deficiency" within the meaning of Section 302 of ERISA and Section 412 of the Code, whether or not waived; there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Pension Plan that has not been waived by the PBGC.

             (e) Seller has no obligation to provide retiree medical or life insurance benefits to any currently retired or future retired or former employee of the Business other than pursuant to COBRA.

             (f) For each Benefit Plan which is a multiemployer plan (as defined in Section 3(37) of ERISA) (which includes each welfare benefit plan which, pursuant to its trust agreement, contract, or otherwise, imposes any post-withdrawal liability or contribution obligations upon employers withdrawing from such plan) to which such Seller or any ERISA Affiliate has or has had, an obligation to contribute, such Seller has provided Buyer with a copy of the most recent letter from the administrator of the multiemployer plan (as defined in Section 3(37) of ERISA) setting forth the estimated withdrawal liability which would be imposed by the Benefit Plan if the Business, such Seller or any ERISA Affiliate were to withdraw from such Benefit Plan in a complete withdrawal, as of the most recently-available information, and the factors used to determine such estimate.

         3.16 INSURANCE POLICIES. Disclosure Schedule 3.16 contains a correct and complete description of all insurance policies covering Seller and the Business, employees, agents and Assets and a list and brief description of all claims made by Seller since January 1, 2000 against any of its insurance policies.

         3.17 BOOKS AND RECORDS. All the Books and Records and accounts of Seller are in all material respects true and complete, are maintained in accordance with good business practice and all laws applicable to the Business, and accurately present and reflect in all material respects all of the transactions therein described.

         3.18 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither Seller nor any of its officers, directors, employees, or agents has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for an illegal purpose; and there have been no false or fictitious entries made in the books or records of Seller.

         3.19 BROKERAGE FEES. Seller has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Purchaser.

         3.20 NO PRODUCT LIABILITIES; PRODUCT WARRANTIES.

              (a) Seller has not incurred, nor does Seller know of or have any reason to believe there is any Basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency ("Product Liability") with respect to any service rendered or product sold, manufactured or distributed by Seller or related to the Assets or Business, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance. Seller will not incur or otherwise become subject to any liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, Seller on or at any time prior to the Closing Date. No product manufactured or sold by Seller and its affiliates and related to the Business has been the subject of any recall or similar action.

              (b) Seller has furnished Purchaser with the standard forms of warranties or guarantees of the products and services of Seller or relating to the Business that are in effect or proposed to be used by them, which forms contain all warranties and guarantees given by Seller or relating to the Business, to the customers of Seller or the Business with respect to their services or product sold, manufactured or distributed, except for those warranties imposed by law and all other warranties or guarantees granted or proposed to be granted by Seller or relating to the Business. There are no pending or, to the Knowledge of Seller, threatened claims under any warranty or guaranty against Seller or relating to the Business. Disclosure Schedule 3.20(b) lists all payments or settlements made in respect of any such warranty or guaranty (including without limitation any returns or allowances) in excess of $10,000 since January 1, 2000, indicating the name of each customer, the amount of each payment and a brief description of the facts relating thereto.

              (c) Seller does not have any notice or Knowledge of any statements, citations or decisions by any Governmental Authority specifically stating that any product or Inventory item of Seller or relating to the Business, or any third-party product distributed by Seller or relating to the Business, that is held for sale by Seller or relating to the Business to the customers of the Business or otherwise utilized in Seller or the Business (collectively, a "Product") is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority. Seller does not have any notice or Knowledge of any recalls ordered by any such Governmental Authority with respect to any Product. Seller does not have any notice or knowledge of any (i) fact relating to any Product that may impose a duty to recall any Product or a duty to warn customers of a defect in any Product, (ii) latent or overt design, manufacturing or other defect in any Product that could be reasonably be expected to have a Material Adverse Effect or (iii) liability for warranty claims or returns with respect to any Company Product not otherwise disclosed herein in excess of that historically experienced by any of Seller or relating to the Business consistent (in amount and kind) with past practice.

         3.21 SUPPLIERS AND CUSTOMERS.

              (a) Disclosure Schedule 3.21 lists (i) all suppliers of Seller or relating to the Business to which Seller made payments greater than $25,000 during the year ended

         March 31, 2001, or to which Seller expects to make payments greater than $25,000 during the year ending March 31, 2002, and (ii) all customers that paid Seller or made payments with regard to the Business greater than $25,000 during the year ended March 31, 2001, or that Seller expects will pay to Seller or with regard to the Business during the year ending March 31, 2002.

              (b) Neither the Seller nor to the knowledge of Seller, or any of its respective officers, directors, or any relative or spouse (or relative of such spouse) of any such officer, director or affiliate, nor any entity controlled by one of more of the foregoing:

                 (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person (other than Marsh Supermarkets, Inc.) which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of Seller or the Business; or

                 (ii) has any cause of action or other claim whatsoever against, or owes any amount to, Seller or the Business, except for claims in the Ordinary Course of Business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

         3.22 INTELLECTUAL PROPERTIES.

              (a) Disclosure Schedule 3.22(a) sets forth any and all Intellectual Property Rights. Disclosure Schedule 3.22(a) sets forth, with respect to each trademark included in the Intellectual Property Rights, (i) an identification of such Intellectual Property Right and
         (ii) the names of the jurisdictions covered by the applicable registration or application. Disclosure Schedule 3.22(a) identifies each Intellectual Property Right licensed to or by Seller or used in the Business by or to any Person, and identifies the license agreement under which such Intellectual Property Right is being licensed to or by Seller. Seller has (1) good and valid title to all of the Intellectual Property Rights identified on Disclosure 3.22(a), free and clear of all Security Interests, (2) the right to use, transfer, license or encumber such Intellectual Property Rights, except as disclosed on Schedule 3.22(a) and (3) a valid right to use all Intellectual Property Rights identified on Disclosure Schedule 3.22(a). Seller is not obligated to make any payment to any Person for the use of any Intellectual Property Right, nor is Seller subject to any restriction related thereto, except pursuant to the license agreements specified on Disclosure Schedule 3.22(a).

              (b) All trademarks and other rights included in Intellectual Property Rights and held by Seller or used in the Business and that are to be acquired by Purchaser are valid and subsisting. To the Knowledge of Seller there are no other patents, registered copyrights, service marks or copyrights or other Intellectual Property Rights which are owned by Seller and which are related to the Business. To the Knowledge of Seller none of the Intellectual Property Rights currently infringes or conflicts with any Intellectual Property Right owned or used by any other Person. Seller is not infringing, misappropriating or making any unlawful use of, and Seller has not at any time infringed, misappropriated or made any unlawful use of, any Intellectual Property Right owned or used by any other Person, nor is Seller aware of any grounds for any bona fide claim thereof. Seller has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any Intellectual Property Right owned or used by any other Person. To the Knowledge of Seller, no other Person is infringing, misappropriating or making unlawful use of, and no Intellectual Property Right owned or used by any other Person infringes or conflicts with, any Intellectual Property Right. Seller has not entered into any agreement to indemnify any other Persons against any charge of infringement of any Intellectual Property Right, other than indemnification provisions contained in license agreements as identified on Disclosure Schedule 3.22(b).

              (c) The Intellectual Property Rights owned and identified on Disclosure Schedule 3.22(a) constitute all the Intellectual Property Rights used by Seller or necessary to conduct the Business in the manner in which the Business is being conducted, except as set forth on Disclosure Schedule 3.22(a). The Intellectual Property Rights have not been licensed by Seller to any third party Person on an exclusive basis.

         3.23 LICENSES. Seller has all licenses, permits and other governmental certificates, authorizations and approvals required by every Federal, state, local and foreign Governmental Authority that are material for the conduct of the Business and the use of its properties and the properties used in the Business as presently conducted or used including, without limitation, all licenses required under Environmental Laws and any Federal, state, local or foreign law relating to transportation, distribution, public health and safety, or employee health and safety (collectively, "Licenses"). Disclosure Schedule 2.1(b)(v)(A) contains a true and complete list of Licenses, exclusive of any Licenses with respect to state or local sales, use or other Taxes. All of the Licenses are in full force and effect and no action or claim is pending nor, to the Knowledge of Seller, is threatened to revoke, modify, cancel or terminate any License or declare any License invalid in any material respect and Seller has no reason to believe, after due inquiry, that any Governmental Authority or any other Person intends to cancel, suspend, modify or terminate any such License or that valid grounds for any cancellation, suspension, modification or termination currently exist and no proceeding is pending, or to the Knowledge of Seller threatened with respect to any alleged failure to hold all Licenses required to conduct the business of Seller.

         3.24 SOLVENCY. Seller is not now insolvent, nor shall the Seller be rendered insolvent by the occurrence of the transaction contemplated hereby. As used in this Section, (x) "insolvent" means, for any Person, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and (y) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser represents and warrants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

         4.1 ORGANIZATION. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Texas.

         4.2 DUE AUTHORIZATION. Purchaser has all requisite corporate authority to execute and deliver this Agreement and each of the other agreements contemplated by this Agreement (the "Purchaser Closing Documents") and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Purchaser Closing Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or equivalent action on the part of Purchaser. This Agreement and each of the Purchaser Closing Documents have been (or with respect to the agreements to be delivered at Closing, will be) duly executed by Purchaser, and this Agreement and each of the Purchaser Closing Documents is a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         4.3 BROKERS. Neither Purchaser nor any of its affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement for which Seller or its affiliates is responsible.

         4.4 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by Purchaser nor consummation or performance of any of the transactions contemplated by this Agreement by Purchaser will give any Person the right to prevent, delay or otherwise interfere with any of the contemplated transactions pursuant to any legal requirement or order to which Purchaser may be subject, any contract to which Purchaser is a party or by which Purchaser may be bound, any provision of Purchaser's charter or bylaws, or any resolution adopted by the board of directors or shareholders of Purchaser.

         4.5 CERTAIN PROCEEDINGS. There is no proceeding that has been commenced or threatened in writing against Purchaser which challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

       The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         5.1 GENERAL. Each of the Parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

         5.2 NOTICES AND CONSENTS. Each of the Parties, as promptly as practicable, (a) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its Subsidiaries , as may be required for it to consummate the transactions contemplated hereby; (b) will use their respective reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons, Governmental Entities and Regulatory Authorities necessary to be obtained by each of them, or any of their respective Subsidiaries, in order for each of them, respectively, to consummate such transactions; and (c) will use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder.

         5.3 OPERATION OF BUSINESS. Except as set forth on Disclosure Schedule 5.3, Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller will not take any action or omit to take any action which act or omission would result in the inaccuracy of any of its representations and warranties set forth in Section 3.7 above if such representations or warranties were to be made immediately after the occurrence of such act or omission, without the prior written approval of Purchaser.

         5.4 PRESERVATION OF BUSINESS. Seller will use reasonable efforts to (a) keep the Business and Assets substantially intact, including the present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees and (b) comply in all respects with all laws, ordinances, rules, regulations and orders applicable to the Business.

         5.5 FULL ACCESS. Seller will permit representatives of Purchaser, upon not less than 24 hours notice to Seller, to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller to all of Seller's premises, properties, personnel and Books and Records.

         5.6 NOTICE OF DEVELOPMENTS. At all times prior to the Closing Date, each Party shall promptly give written notice to the other Party of, to the extent a Party has Knowledge of such events, (a) any fact or circumstances or the occurrence of any event or the failure of any event to occur, which will or may result in, (i) an adverse effect on either Party's ability to consummate the transactions contemplated hereby or by the agreements to be entered into in connection herewith or to satisfy its obligations hereunder, or (ii) a breach of any representation or warranty made by a Party in this Agreement or in any agreements to be entered into in connection herewith, if such representation and warranty had been made as of the time of the occurrence, existence or discovery of such fact, circumstance or occurrence, or such fact or circumstance had occurred or arisen or existed on or prior to the date of this Agreement, (b) any failure by either Party to comply with any covenant, condition or agreement contained in this Agreement, (c) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Authority with respect to this Agreement, the business of Seller or the transactions contemplated hereby or by the agreements to be entered into in connection herewith, (d) the institution or the threat of institution of any litigation or similar action with respect to this Agreement, the business of Seller, or the consummation of the transactions contemplated hereby and (e) the occurrence of any event which will or may result in the failure to satisfy any condition set forth in Article VII. During the period from the date of this Agreement to the Closing Date, Seller will cause one or more if its representatives to confer on a regular basis with representatives of Purchaser to report on the general status of the ongoing operations of the Business. No notification given by a Party to the other Party pursuant to this Section 5.6 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Parties contained in this Agreement, except as set forth in 8.1(b).

         5.7 CUSTOMER CONTACTS. Seller, at Seller's cost, shall make Ted Varner, and any other Seller personnel reasonably requested by Purchaser, available to Purchaser upon reasonable notice during customary business hours to assist Purchaser in, coordinating, arranging, and meeting with all customers of Seller.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing:

         6.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). Seller acknowledges and agrees that from and after the Closing, Purchaser will be entitled to possession of the Assets, including all Books and Records. Purchaser will afford to Seller reasonable access to, and copies of, the records of Seller transferred to Purchaser at the Closing during normal business hours after the Closing.

         6.2 TRANSITION. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Seller or the Business from maintaining the same business relationships with Seller or the Business after the Closing as it maintained with Seller or the Business prior to the Closing.

Seller will use commercially reasonable efforts to refer all customer inquiries relating to the Business to Purchaser from and after the Closing.

         6.3 CONFIDENTIALITY. Seller recognizes and acknowledges that it has and will have access to certain Confidential Information related to the Business that, after the consummation of the transactions contemplated hereby, will be valuable, special and unique property of Purchaser. Seller agrees that it will, and will cause Seller's officers, employees and representatives to, keep confidential and not disclose to any other Person or use the Confidential Information for Seller's or Seller's own benefit or for the benefit of any other Person, and Seller will use its reasonable efforts to prevent disclosure by any other Person under Seller's control of any such Confidential Information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser; provided, however, such limitation shall not apply to any information which (a) is then generally known to the public; (b) becomes generally known to the public through no fault of Seller or its affiliates or representatives; or (c) is disclosed in accordance with an order of a court of competent jurisdiction, subpoena, legal process or applicable law. In the event of a breach or a threatened breach of any of the provisions contained in this
Section 6.3, Seller acknowledges that Purchaser will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, Purchaser shall be entitled to obtain such injunctive relief or other equitable remedy, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Purchaser may have to seek indemnity pursuant to Article VIII of this Agreement.

         6.4 PURCHASE PRICE ALLOCATION. Seller and Purchaser agree that with respect to preparation of Form 8594 to be filed with the IRS, for tax purposes, allocation will reflect value allocated on final balance sheet of Seller.

         6.5 LIMITATION ON ASSIGNMENTS. Notwithstanding any other provision hereof, this Agreement shall not constitute nor require an assignment to Purchaser of any Scheduled Contract, License, permit or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of any law or any judgment, decree, order, writ, injunction, rule or regulation of any Governmental Authority unless and until such consent shall have been obtained. In the case of any such Scheduled Contract, Scheduled Lease, License, permit or other right that cannot be effectively transferred to Purchaser without such consent (a "Consent Required Contract"), the Seller agrees that between the date hereof and the Closing Date it will use all reasonable efforts to obtain or cause to be obtained the necessary consents to the transfer of any Consent Required Contract. Purchaser agrees to cooperate with the Seller in obtaining such consents and to enter into such arrangement of assumption as may be reasonably requested by each required consenting party under a Consent Required Contract. Disclosure Schedule 6.5 sets forth each Consent Required Contract. In the event that the Seller shall have failed prior to the Closing Date to obtain consents to the transfer of any Consent Required Contract and Purchaser shall have waived the conditions set forth in Section 7.1(d), the terms of this Section 6.5 shall govern the transfer of the benefits of each such contract. Seller and Purchaser shall use their best efforts after the Closing Date to obtain any required consent to the assignment to, and assumption by, Purchaser of each Consent Required Contract that is not transferred to Purchaser at the Closing (a "Nonassigned Contract"). With respect to the Nonassigned Contracts and any of the Assets that are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein. Seller shall use its reasonable best efforts to keep the relevant Nonassigned Contract in effect and shall give Purchaser the benefit of such Nonassigned Contract to the same extent if it had not been excluded from the Assets, and Purchaser shall timely perform the obligations under such Nonassigned Contract. If after the Closing such consent is obtained, Purchaser shall assume such Nonassigned Contract as of the date of such consent. Nothing herein shall be construed as an attempt to assign any agreement or other instrument that is by its terms not assignable without the consent of the other party thereto.

         6.6 TAX MATTERS. The Parties agree that inasmuch as the Assets include substantially all the operating assets of Seller, the sale and purchase of the Assets, other than the Vehicles, may be exempt from sales and use taxes in the jurisdictions in which the Assets are located pursuant to the bulk sale, occasional sale or similar provisions in the applicable statutes in such jurisdictions, and all Parties hereto shall treat the transfer of the Assets provided for herein as a bulk, occasional or similar sale for all purposes; provided, however, that to the extent it shall be determined after the date of the Agreement that, through no fault or misrepresentation on the part of any Seller or its affiliates, the sale by Seller, and the purchase by Purchaser of all or any portion of the Assets (including the Vehicles) is subject to a sale, use or other transfer tax, then such tax shall be paid by Purchaser. The Parties shall cooperate with each other in the preparation, execution and filing of any Tax Returns that may be required in connection with such Taxes and any related filing fees, notarial fees and other costs.

         6.7 WARN ACT. Purchaser covenants that it will not, on or within ninety
(90) days of the Closing Date, take any action or fail to take any action that would cause a Plant Closing or Mass Layoff resulting in Employment Loss at any of the employment sites to be acquired from Seller, as those terms are defined by the Worker Adjustment and Retaining Notification Act, ss. 2101 et seq. (the "WARN Act"). Purchaser agrees to offer comparable employment to employees of Seller in numbers sufficient to avoid any WARN Act liability upon Seller as a result of any actions taken pursuant to this Agreement (without considering any closings or layoffs by Seller at any location unrelated to this Agreement).

                                   ARTICLE VII
                        CONDITIONS TO OBLIGATION TO CLOSE

         7.1 CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             (a) all representations and warranties of Seller contained in this Agreement (including the Certificates and Disclosure Schedules hereto) shall have been true and accurate as of the date of this Agreement and shall be true and accurate in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date without giving any effect to any update to the Disclosure Schedule and the Seller Disclosure Schedule;

             (b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (c) there shall have been no Material Adverse Change in the Business or Assets from the date hereof to the Closing Date not consented to by Purchaser in writing;

             (d) all consents, approvals, orders, or authorizations of, registrations or filings with, declarations of, or exemptions or waivers by, any Governmental Authority or any other Person including, without limitation, approvals or consents under the Consent Required Contracts and those listed in on Disclosure Schedule 3.4 (collectively, "Consents"), reasonably satisfactory in form and substance to Purchaser and its counsel, which are reasonably required for the consummation of the transactions contemplated hereby (including, without limitation, pursuant to the documents to be executed in connection herewith or for preventing the termination of any material right, privilege, License or any material loss or disadvantage to Purchaser or Seller upon the consummation of the transactions contemplated hereby), shall have been obtained, made or filed, as the case may be, and all notices to third parties of such assignments shall have been sent in accordance with the provisions of such Consent Required Contract;

             (e) no law shall be promulgated or enacted nor any action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated herein, or wherein an unfavorable law, injunction, judgment, order, decree, ruling or charge would (i) prevent or interfere with consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

             (f) Seller shall have delivered to Purchaser a Certificate to the effect that each of the conditions specified above in Section 7.1(a) through (d) is satisfied in all respects;

             (g) the Bill of Sale, the Assignment and Assumption Agreement and the Intellectual Property Rights Assignment shall have been executed and delivered by Seller;

             (h) Purchaser shall have received the Phase I (and, if applicable pursuant to the provisions on Article XII, Phase II) ESAs establishing to Purchaser's satisfaction the absence of any evidence of noncompliance with any Environmental Laws that could materially affect the Business or Assets to be acquired;

             (i) a Transition Services Agreement between the Purchaser and Marsh Supermarkets, LLC ("Marsh") shall have been entered into in the form substantially as set out in Schedule 7.1(i) for operation system support, financial and accounting support information systems support and consultation in connection with systems problems related to Seller's information systems.

             (j) Purchaser and Marsh Supermarket, LLC shall have executed a Distribution Service Agreement on Marsh's convenience and supermarket retailing businesses containing mutually acceptable terms and conditions substantially in the form attached as Schedule 7.1(j) to this Agreement.

             (k) Purchaser and Village Pantry LLC shall have executed a Distribution Service Agreement on Marsh's convenience and supermarket retailing businesses containing mutually acceptable terms and conditions substantially in the form attached as Schedule 7.1(k) to this Agreement.

             (l) An Assignment to Purchaser of the agreement between CSDC and its customer, United Dairy Farmers, Inc., has been executed by all appropriate parties.

             (m) Marsh Supermarkets, Inc. shall have executed for the benefit of Purchaser a Guaranty Agreement substantially in the form attached hereto as Schedule 7.1(m) for the guarantee of Seller's obligations and liabilities to Purchaser pursuant to this Agreement respecting (i) indemnity regarding Taxes and Environmental Liabilities, (ii) covenant not to compete, (iii) all liabilities (other than with respect to sales taxes) arising from any violation by Seller of any applicable bulk sales or similar laws, and (iv) purchase price adjustments made subsequent to Closing.

             (o) Seller shall have delivered to the Purchaser a Special Warranty Deed necessary to convey the Real Property to Purchaser substantially in the form attached as Schedule 2.4(d) to this Agreement ("Deed").

             (p) Seller shall have delivered to Purchaser a title policy acceptable to Purchaser from a title insurance company acceptable to Purchaser covering the Real Property; and

             (q) Seller shall have delivered to Purchaser an ALTA survey of the Real Property that is acceptable to Purchaser.

Purchaser may waive any condition specified in this Section 7.1 if Purchaser executes a writing so stating at or prior to the Closing.

         7.2 CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed in connection with the Closing is subject to satisfaction of the following conditions:

             (a) all representations and warranties of Purchaser contained in this Agreement (including the Certificates and Schedules hereto), any document to be executed pursuant hereto and all written information delivered to Seller by Purchaser on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

             (b) Purchaser shall have performed and complied with all covenants hereunder in all material respects through the Closing;

             (c) no law shall be promulgated or enacted nor any action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable law injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

             (d) Purchaser shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 7.2(a) through (c) is satisfied in all respects;

             (e) the Assignment and Assumption Agreement shall have been executed and delivered by Purchaser; and

             (f) Seller shall have received the Phase I (and, if applicable pursuant to the provisions on Article XII, Phase II) ESAs establishing to Seller's satisfaction the absence of any evidence of noncompliance with any Environmental Laws that could materially affect the Business or Assets.

Seller may waive any condition specified in this Section 7.2 if Seller executes a writing so stating at or prior to the Closing.

                                  ARTICLE VIII
                                    INDEMNITY

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

             (a) Except as provided in Section 8.1(b) below, all of the representations and warranties contained in this Agreement (including the certificates and Disclosure Schedules) shall survive the Closing hereunder and continue in full force and effect for a period of two years thereafter, provided, however, that the representations and warranties relating to (a) environmental matters shall survive and remain in full force and effect for a period of four years and (b) Taxes and ERISA shall survive and remain in full force and effect until the expiration of the applicable statute of limitations with respect to any Taxes. The covenants and agreements contained herein to be performed or complied with after the Closing shall survive the Closing for so long as such covenants and agreements shall remain executory in nature.

             (b) If prior to Closing, Purchaser has actual knowledge that a representation or warranty made by Seller is untrue (which representation or warranty shall not survive the closing), Purchaser shall notify Seller in writing as soon as possible and describe such matter in reasonable detail. Seller shall use commercially reasonable efforts to cure any such breach prior to the Closing or otherwise reach a mutually acceptable resolution, provided however unless the Parties otherwise agree, the representation shall not survive the Closing.

         8.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF PURCHASER.

             (a) From and after the Closing, Seller shall jointly and severally indemnify and hold harmless Purchaser, its respective affiliates, shareholders, affiliates' shareholders (as applicable), their officers, directors, employees, agents, representatives, successors and assigns (the "Purchaser Indemnitees"), from and against any and all Adverse Consequences incurred by any of them directly or indirectly arising out of, relating to or resulting from any of the following:

                 (i) any breach of any of the representations or warranties made by Seller in this Agreement, the Disclosure Schedules, without giving effect to any update to the Disclosure Schedule, the officers' certificates described herein, any conveyance instrument or any other certificate delivered by Seller or its shareholders pursuant to this Agreement;

                 (ii) any failure by Seller to perform any of their covenants or agreements contained in this Agreement or in any other document, writing or instrument delivered by Seller or its shareholders pursuant to this Agreement;

                 (iii) the legal proceedings listed on Disclosure Schedule 3.9;

                 (iv) any action taken or not taken in connection with the sale contemplated hereby and by the documents contemplated hereby related to (A) the termination of employment of any current, former or retired employee by Seller or the termination by Seller of any independent contractor or consulting agreement; or (B) the employment or retirement status with Seller of any current, former or retired employee, officer, consultant, independent contractor or director of Seller or Seller;

                 (v) the funding, operation, administration, amendment,
             termination of, or withdrawal or partial withdrawal from, any Employee Plan (including, but not limited to, any COBRA liability) established, maintained or contributed to by Seller, any Subsidiary or ERISA affiliate as of, or prior to, the Closing Date, whether such Adverse Consequences arise out of or relate to, any event or state of facts occurring or existing before, on or after the Closing Date, other than with respect to Assumed Liabilities;

                 (vi) except as provided in Sections 8.1(b) and 12.2, all
             Environmental Liabilities, whenever incurred, based upon, arising from or related to any conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions occurring or existing on or prior to the Closing Date (a) at, on, under, about, or within any Real Property, or (b) otherwise related to Seller, any other currently or previously existing Subsidiary or related entity or affiliate of Seller or any divested entity, business, facility or property of Seller or any of their predecessors or related entities, in each case regardless of whether such Environmental Liabilities are known, unknown, disclosed, undisclosed, fixed or contingent, or whether such Environmental Liabilities relate to on-site or off-site Environmental Conditions, including without limitation any such Environmental Liabilities arising from the use, storage, handling, treatment, disposal, generation, transportation or release of any Hazardous Materials on or prior to the Closing Date;

                 (vii) arising directly or indirectly out of, or relating to, any product manufactured, distributed or sold, or any repair services or other services performed, by Seller or its affiliates or relating to the Business on or at any time prior to the Closing Date, or the ownership, management or use of any of the Assets or conduct of the Business on or prior to the Closing Date, other than with respect to Assumed Liabilities; and

                 (viii) any and all Tax liabilities of Seller not assumed by
             Purchaser under the terms of this Agreement;

         except that any materiality (or correlative meaning) qualifications included in the representations and warranties set forth in Articles III and IV shall have no effect on any provisions in this Section 8.2 concerning the indemnities of Seller and its shareholders with respect to such representations and warranties, each of which is given as though there were no materiality qualification for purposes of such indemnities.

             (b) The total liability of Seller for those matters for which Seller is providing an indemnification under this Section 8.2 shall not exceed the Purchase Price as adjusted; provided, however:

                 (i) Seller shall have no liability with respect to claims under this Section 8.2 until the total of all liability with respect to such matters exceeds

             $100,000 (and then only for the amount by which such liability exceeds $100,000);

                 (ii) the aggregate liability of Seller for those matters set out in Sections 8.2(a)(i),(ii), (iii), (iv), (v), and (vii) shall not exceed fifteen percent (15%) of the Purchase Price, as adjusted;

                 (iii) the aggregate liability of Seller for those matters set out in Sections 8.2(a)(vi) and (viii) shall not exceed the Purchase Price as adjusted; and

                 (iv) the above 8.2(b)(ii) and 8.2(b)(iii) shall not exceed the purchase price.

             (c) Seller's liability for those matters set out in Sections 8.2(a)(i), 8.2(a)(ii), 8.2(a)(iii), 8.2(a)(iv), 8.2(a)(v), and
         8.2(a)(vii) shall be limited to those matters for which Purchaser has provided notice to Seller within two (2) years from the date of Closing. Seller's liability for those matters set out in this 8.2(a)(vi) and 8.2(a)(viii) shall be limited to those matters for which Purchaser has provided notice to Seller within four (4) years from the date of Closing.

         8.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER. From and after the Closing, Purchaser shall indemnify and hold harmless Seller, and its respective affiliates and respective officers, directors, employees, agents, consultants, representatives, successors and assigns of any of the foregoing (the "Seller Indemnitees"), from and against any Adverse Consequences incurred by any of them arising out of, relating to or resulting from any of the following:

             (a) any breach by Purchaser of any of the representations or warranties made by Purchaser in this Agreement;

             (b) any failure by Purchaser to perform any of their covenants or agreements contained in this Agreement;

             (c) arising directly or indirectly out of, or relating to, any product manufactured, distributed or sold, or any repair services or other services performed, by Purchaser or its affiliates or relating to the Business on or at any time from and after the Closing Date, or the ownership, management or use of any of the Assets or conduct of the Business from and after the Closing Date; and

             (d) the Assumed Liabilities.

         8.4 MATTERS INVOLVING THIRD PARTIES.

             (a) If any third party Person shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article

         VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

             (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with the evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

             (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably). The Indemnifying Party shall keep the Indemnified Party informed of all material developments in the defense.

             (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

         8.5 OTHER INDEMNIFICATION PROVISIONS. Except for the right to terminate the Agreement or seek injunctive relief as provided in Section 6.3, Section 14.15, and Articles X, XI, and XII, the foregoing indemnification provisions shall be Purchaser's sole remedy for breach of, or matters otherwise related or pertaining to this Agreement, any representation, warranty or covenant contained herein.

                                   ARTICLE IX

         [This Article intentionally omitted]


                                    ARTICLE X
                                   TERMINATION

         10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual consent of Seller and Purchaser.

         10.2 TERMINATION BY EITHER SELLER OR PURCHASER. This Agreement may be terminated by written notice of either Seller or Purchaser if the transactions contemplated hereunder shall not have been consummated by November 30, 2001, (unless the failure to consummate the transactions contemplated hereunder is attributable to a failure on the part of the Party seeking to terminate this Agreement to perform any material obligation required to be performed by such Party at or prior to the Closing).

         10.3 OTHER TERMINATION RIGHTS. This Agreement may be terminated at any time prior to the Closing by written notice given:

              (a) by Purchaser, following a breach of any covenant or agreement of Seller or its shareholders contained in this Agreement, or if any representation or warranty of Seller or its shareholders contained in this Agreement shall be or shall have become inaccurate, in either case such that any of the conditions set forth in Sections 7.1(a) and 7.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty was or shall have become inaccurate; provided, however, that: (i) if such breach or inaccuracy is curable by Seller, then Purchaser may not terminate this Agreement under this
         Section 10.3 with respect to the particular breach or inaccuracy prior to or during the 30-day period commencing upon delivery by Purchaser of written notice to Seller of such breach or inaccuracy, provided Seller continues to exercise all reasonable efforts to cure such breach or inaccuracy; and (ii) the right to terminate this Agreement under this
         Section 10.3 shall not be available to Purchaser if the breach is the result of any willful act on the part of Purchaser designed to impede the consummation of any transaction contemplated hereby; or

              (b) by Seller, following a breach of any covenant or agreement of Purchaser contained in this Agreement, or if any representation or warranty of Purchaser contained in this Agreement shall be or shall have become inaccurate, in either case such that any of the conditions set forth in Sections 7.2(a) and (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty was or shall have become inaccurate; provided, however, that: (i) if such breach or inaccuracy is curable by Purchaser, then Seller may not terminate this Agreement under this Section 10.3 with respect to the particular breach or inaccuracy prior to or during the 30-day period commencing upon delivery by Seller of written notice to Purchaser of such breach or inaccuracy, provided Purchaser continues to exercise all reasonable efforts to cure such breach or inaccuracy and (ii) the right to terminate this Agreement under this Section 10.3 shall not be available to Seller if the breach is the result of any willful act on the part of Seller designed to impede the consummation of any transaction contemplated hereby.

         10.4 EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article X shall terminate all obligations of the parties hereunder, except for the obligations under Sections 14.3 and 14.13; provided, however that termination pursuant to Sections 10.2 or 10.3 shall not relieve any defaulting or breaching Party or Parties from any liability to the other Parties hereto except as otherwise set forth in this Agreement.

                                   ARTICLE XI
                            NON-COMPETITION AGREEMENT

         11.1 NON-COMPETITION. In consideration of the benefits of this Agreement to Seller and its members, and as a material inducement to Purchaser to enter into this Agreement and pay the Purchase Price, and in order that the Purchaser may have and enjoy the full benefit of the Assets and the Business, each of Seller, and its members hereby covenant and agree that, commencing on the Closing Date and ending on the date four years after the Closing Date, Seller will not and will cause its Subsidiaries not to, (a) engage, directly or indirectly, in the wholesale distribution of the products of the Business being produced or sold by Seller on the date hereof or on the Closing Date, or any products which compete with such products (the "Competitive Products") to convenience stores, anywhere in the Territory ("Competitive Activity"), or (b) directly or indirectly invest in any equity of or manage, operate or control or become a consultant with respect to any Competitive Activity for any Person that engages in any Competitive Activity for the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the "Noncompetitive Period"). Notwithstanding the foregoing, nothing contained herein shall limit the right of Seller, Marsh Supermarkets, Inc. or their respective affiliates and Subsidiaries to (a) distribute Competitive Products to stores owned directly or indirectly by Marsh Supermarkets, Inc. in the event of the breach by Purchaser or the termination of the respective Marsh Supermarkets, LLC or Village Pantry, LLC Distribution Service Agreement ("DSA's") to be executed with Purchaser at the Closing, (b) distribute specialty products to convenience stores, either directly or through other wholesalers, including but not limited to (i) coffee and other complimentary or ancillary products through Crystal Food Services or its affiliates, or (ii) products manufactured or produced by the Marsh central kitchen, or (c) to hold and make passive investments in securities of any Person that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market; provided that Seller's and its members' aggregate beneficial equity interest therein shall not exceed 5% of the outstanding shares or interests in such Person.

         11.2 JUDICIAL REFORMATION. Seller acknowledge that the covenants contained in Section 11.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Business and to protect their legitimate business interests. If, however, Section 11.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         11.3 COVENANTS INDEPENDENT. The covenants contained in Section 11.1 of this Agreement will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Seller or its members against Purchaser other than the breach by Purchaser of a DSA or the termination of a DSA will not constitute a defense to the enforcement by Purchaser of said provisions. Seller agrees that the provisions contained in Sections 11.1 and 11.2 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of Seller and its shareholders to Sections 11.1 and 11.2, Purchaser would not have agreed to enter into this Agreement and the transactions contemplated herein. Seller and its members have been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 11.1 and 11.2 with specific regard to the nature of the business conducted by Seller and Purchaser, and Seller and its members acknowledge that Sections 11.1 and 11.2 are reasonable in all respects.

         11.4 REMEDIES. In the event of a breach or a threatened breach by Seller or any of its members of any of the provisions contained in Sections 11.1 and 11.2 of this Agreement, Seller and its members acknowledge that Purchaser will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, notwithstanding
Section 8.5, Purchaser shall be entitled to obtain such injunctive relief from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual.

                                   ARTICLE XII
                ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES

         12.1 ENVIRONMENTAL STUDIES.

              (a) Purchaser, shall, at Purchaser's cost and expense, undertake a Phase I environmental site assessment ("ESA") with respect to each parcel of the Real Property utilizing a recognized engineering firm designated by Purchaser. Should any of such ESAs indicate that a Phase II environmental site assessment or other further studies and/or tests are warranted with respect to any of the Real Property, Purchaser, at Purchaser's expense, may undertake such studies and tests.

              (b) Within five (5) days after the date hereof, Seller shall provide to Purchaser, at Seller's sole cost and expense, copies of (a) all existing ESAs (whether Phase I, Phase II or otherwise) covering all or any portion of the Real Property, to the extent the same are in Seller's possession or Seller has access to them, and (b) any other environmental studies, reports and information, including, without limitation, correspondence from Governmental Authorities, concerning the environmental condition of the Real Property, to the extent the same are in Seller's possession or Seller has access to them (all of the foregoing information, whether obtained by Purchaser or provided by Seller, being hereinafter referred to as "Environmental Information").

              (c) Without in any way limiting the provisions of the preceding sentence, Purchaser and its contractors and representatives, at Purchaser's expense, shall have at least 30 days from the date hereof, but in no event less than 21 days from receipt of the Environmental Information (the "Feasibility Period") within which to conduct any and all engineering, environmental and economic feasibility studies and tests of the Real Property which Purchaser, in Purchaser's sole discretion, deems necessary to determine whether the Real Property is environmentally, physically and economically suitable for Purchaser's intended use. Seller has granted and hereby grants to Purchaser and its contractors and representatives access to the Real Property for the purpose of performing such studies or tests after reasonable notice to Seller and Seller's consent, which will not be unreasonably withheld. Such persons shall conduct their studies and tests in such a manner as to minimize interference with Seller's business (and in compliance with any applicable lease provisions, for all parcels of Real Property which are leased) and, upon completion of their activities on the Real Property, shall restore the Real Property as nearly as is reasonably possible to the condition it was in immediately prior to such activities.

         12.2 REMEDIATION. In the event that any of the Environmental Information or any studies or tests performed on behalf of or commissioned by Purchaser indicate the existence of any Environmental Conditions on the Real Property, then the Parties shall attempt to develop a mutually acceptable remedy or otherwise cure such Environmental Conditions in accordance with all applicable Governmental Requirements prior to Closing. In the event that any Environmental Conditions exist or are discovered on the Real Property and the Parties fail to mutually agree on a remedy or otherwise cure or have cured such Environmental Conditions prior to the Closing Date, then either Party shall have the option to terminate this Agreement by written notice thereof given to the other Party prior to the Closing Date, in which event the parties hereto shall have no further obligations hereunder other than those set forth in Section

10.4. If the Parties mutually agree upon a remedy or cure for the Environmental Conditions, such remedy shall survive closing. If Environmental Conditions are known to the Parties prior to closing but are not remedied or cured, by mutual agreement, the Parties may agree to proceed to Closing and waive the liability for those particular Environmental Conditions.

         12.3 NO WAIVER. Except to the extent that a remedy or cure has been mutually agreed to by the Parties as set out in Section 12.2 for a specific Environmental Condition, it is expressly understood and agreed by Purchaser and Seller that nothing in this Article XII shall in any way operate as a waiver of or limitation on the environmental or other indemnification obligations of Seller set forth in this Agreement.

                                  ARTICLE XIII
                     OTHER TAX AND EMPLOYEE BENEFIT MATTERS

         13.1 OTHER TAX MATTERS. At Closing, Seller and each of its shareholders shall each deliver to Purchaser certificates signed under penalties of perjury
(a) stating that each is not foreign corporation, foreign partnership, foreign trust or foreign estate, (b) providing its United States Employer Identification Number and (c) providing its address, all pursuant to Section 1445 of the Code.

         13.2 EMPLOYEE BENEFIT PLANS.

              (a) Effective as of the Closing Date, those current employees of Seller who are employed by the Purchaser on and after the Closing Date (hereinafter referred to as "Transferred Employees") shall cease to accrue benefits under any Employee Plan maintained or participated in by Seller subsequent to the Closing Date. Effective on and after the Closing Date, all such Transferred Employees shall be enrolled in such plans as may be established by Purchaser effective as of the Closing Date to provide benefits for the Transferred Employees from and after the Closing Date. Seller agrees to use its reasonable best efforts to assist Purchaser in establishing any such plans as may be established by Purchaser and the transitioning of Transferred Employees to any such plans.

              (b) Prior to the Closing Date, Seller shall provide the Purchaser with an IRS determination letter relating that the tax qualified status under Section 401(a) and 501(a) of the Code with respect to its tax qualified 401(k) Plan set forth in the Disclosure Schedule. In the absence of such a determination letter, Seller shall, within the applicable remedial period, apply for a favorable determination letter regarding said 401(k) Plan's qualification under Section 401(a) of the Code and shall take all actions necessary in order to obtain such letter, including making all necessary appropriate changes to the terms of said 401(k) Plan.

              (c) Seller shall retain all liability under any retiree medical or retiree life plan maintained, participated in or contributed to by Seller with respect to any retiree, former employee or any other employee of Seller who is not a Transferred Employee.

              (d) Seller shall retain all liability with respect to any and all obligations to its shareholders and Purchaser shall have no obligation with respect to any of said liabilities arising before the Closing Date.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 INCORPORATION OF SCHEDULES. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         14.2 FURTHER ACTIONS. From time to time, at the request of any Party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

         14.3 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Purchaser and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or listing standards (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         14.4 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         14.5 ENTIRE AGREEMENT. This Agreement (including the documents and schedules referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         14.6 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Purchaser and Seller; provided, however, that Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         14.8 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.9 NOTICES. Any notice, request, response, demand, claim or other communication required or permitted hereunder (or in any document referred to herein not containing an alternative notice provision) by any party hereto to any other party shall be in writing and transmitted, delivered or sent by (a) personal delivery, (b) courier or messenger service, whether overnight or same day, (c) certified United States mail postage prepaid, return receipt requested, or (d) prepaid telecopy or facsimile (except, that no request for indemnification may be provided by telecopy or facsimile).

If to Seller to:

         Marsh Supermarkets, Inc.
         9800 Crosspoint Boulevard
         Indianapolis, Indiana 46256
         Telephone: (317) 594-2100
         Telecopier: (317) 594-2704
         Attention: Chief Financial Officer

         With a copy to:

         Marsh Supermarkets, Inc.
         9800 Crosspoint Boulevard
         Indianapolis, Indiana 46256
         Telephone: (317) 594-2345
         Telecopier (317) 594-2704
         Attention: Corporate Secretary

         With a copy to:

         McLane Company, Inc.
         4747 McLane Parkway
         Temple, Texas 76504
         Telephone: (254) 771-7573
         Telecopier: (254) 771-7515
         Attention: General Counsel

or at such other address for a party as shall be specified by like notice. Each communication transmitted, delivered or sent (a) in person, by courier or messenger service, or by certified

United States mail (postage prepaid and return receipt requested) shall be deemed given, received and effective on the date delivered to or refused by the intended recipient (with the return receipt or the equivalent record of the courier or messenger being deemed conclusive evidence of delivery or refusal); or (b) by telecopy or facsimile transmission or by electronic mail shall be deemed given, received and effective on the date of actual receipt (with the confirmation of transmission or the electronic receipt being deemed conclusive evidence of such receipt, except where the intended recipient has promptly notified the other party that the transmission is illegible).

Nevertheless, if the date of delivery or transmission is not a Business Day, or if the delivery or transmission is after 5:00 p.m., local time in Indianapolis, Indiana, on a Business Day, the communication shall be deemed given, received and effective on the next Business Day.

         14.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

         14.11 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified, and any provision of this Agreement may be discharged or waived, only by a document signed by the party against which the amendment, modification, discharge or waiver is sought to be enforced. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof.

         14.12 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         14.13 EXPENSES. Except as otherwise expressly contemplated by this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, including, without limitation, fees, expenses and disbursements of its own financial consultants, accountants and counsel ("Expenses"), and Seller agrees to pay, on behalf of Seller, any and all of such Expenses that may be incurred by Seller.

         14.14 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless



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

the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         14.15 SPECIFIC PERFORMANCE. Solely with respect to a Party's obligation to close the transaction, the Parties hereto hereby acknowledge that each Party hereto would suffer irreparable injury and would not have an adequate remedy at law for money damages if the provisions of this Agreement were not performed in accordance with their terms. Each Party hereto agrees that the other Parties hereto shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which they are entitled, at law or in equity.

         14.16 ACCOUNTS.

               (a) Collection. For a period of ninety (90) days after the Closing Date, Purchaser will use its commercially reasonable efforts to collect, on behalf of Seller, customer accounts receivable directly related to the Business or Assets and existing at the time of Closing. Purchaser shall not attempt to collect any accounts receivable that have been outstanding for a period of ninety (90) days as of the Closing Date or any accounts receivable that in the Purchaser's sole judgment may not be commercially reasonably collected. Purchaser shall have no obligation whatsoever to commence or pursue any legal or other proceedings of any type for the collection of any accounts receivable.

               (b) Allocation. Payments received shall be applied to accounts receivable as designated on any accompanying remittance information from the customer, or in the absence of such remittance information, as otherwise instructed by the customer. If Purchaser is unable to obtain such information from the customer, the payment in question shall be applied to the customer's most recent statement balance first, and any remaining amounts shall be applied to the accounts receivable balance owed to Seller.

               (c) Disbursement. Disbursement of funds received by Purchaser on behalf of Seller shall be remitted to Seller by wire transfer on Friday of the week following collection, with documentation of application transmitted separately.

               (d) Indemnification and Release. Seller shall indemnify, release and hold harmless Purchaser, its respective affiliates, and their respective shareholders, officers, directors, employees, agents, representatives, successors and assigns from the Purchaser's efforts to collect the accounts receivable on behalf of Seller, and from any and all claims, demands, liabilities, and causes of action related directly or indirectly to the Purchaser's efforts to collect the accounts receivable on behalf of Seller, regardless of the sole or concurrent negligence of either Seller or Purchaser, except for the Purchaser's gross negligence or willful misconduct.



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

               (e) No Limitation. Nothing in this Section 14.16 shall limit Seller's right to collect any such accounts.

         14.17 BULK SALES LAWS. Purchaser hereby waives compliance by Seller with the Bulk Sales laws and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         14.18 ENVIRONMENTAL DISCLOSURE STATEMENT. Seller shall provide buyer, in accordance with Indiana law, an Environmental Disclosure Document for Transfer of Real Property.





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

IN WITNESS WHEREOF, the undersigned have duly executed this Asset Purchase Agreement as of the date set forth above.


                                         MCLANE COMPANY, INC. (PURCHASER)



                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                         CONVENIENCE STORE DISTRIBUTING
                                            COMPANY, LLC, an Indiana limited
                                            liability company


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------
Attest:
        -----------------------------
         P. Lawrence Butt, Secretary

                                         CONVENIENCE STORE TRANSPORTATION
                                            COMPANY, LLC, an Indiana limited
                                            liability company


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------
Attest:
        -----------------------------
         P. Lawrence Butt, Secretary

                                         CSD PROPERTY, LLC, an Indiana limited
                                           liability company


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------
Attest:
        -----------------------------
         P. Lawrence Butt, Secretary





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